                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  PORTEC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee Required

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share, of Portec, Inc. to be acquired by MHD Acquisition Corp.

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies: 5,017,753, being the estimated maximum number of shares of Portec Common Stock to be acquired by MHD Acquisition Corp. in the transaction.

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $16,056.81 has been calculated pursuant to Rule 0-11(c)(1) under the Exchange Act and is equal to 1/50 of 1% of $80,284,048, which represents $16.00 (the consideration per share of Portec Common Stock) multiplied by 5,017,753 (the estimated maximum number of shares of Portec Common Stock to be acquired in the transaction).

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction: $80,284,048.

--------------------------------------------------------------------------------

     (5) Total fee paid: $16,056.81

--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[PORTEC, INC. LOGO]

                                  PORTEC, INC.
                                   SUITE 120
                            ONE HUNDRED FIELD DRIVE
                          LAKE FOREST, ILLINOIS 60045
                                 (847) 735-2800

Dear Fellow Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Portec, Inc., a Delaware corporation ("Portec"), to be held on Thursday, May 28, 1998 at 9:30 a.m., local time, in the Corporate Dining Room (57th floor) of the First National Bank of Chicago, One First National Plaza, Chicago, Illinois (the "Special Meeting").

     At the Special Meeting, stockholders of record of Portec at the close of business on April 24, 1998 will be asked to consider and vote upon the Agreement and Plan of Merger, dated as of March 11, 1998 (the "Merger Agreement"), by and between MHD Acquisition Corp., a Delaware corporation ("MHD"), and Portec, and the transactions contemplated thereby, pursuant to which MHD will merge with and into Portec (the "Merger"), and each share of Portec common stock, par value $1.00 per share (other than treasury shares or shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law), outstanding at the effective time of the Merger will be converted into the right to receive $16.00 in cash, without interest.

     Your Board of Directors believes that the Merger is advisable, fair to and in the best interests of Portec and its stockholders, and recommends that you vote FOR the adoption of the Merger Agreement.

     Your Board of Directors has received a written opinion from Wasserstein Perella & Co., Inc. that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the $16.00 per share cash consideration to be received by the stockholders of Portec pursuant to the Merger is fair to such stockholders from a financial point of view. The written opinion of Wasserstein Perella & Co., Inc. is included in the accompanying Proxy Statement and should be read carefully by stockholders.

     We encourage you to participate in the Special Meeting in person or by mailing the enclosed proxy. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope as soon as possible so that your shares will be represented at the Special Meeting. If you attend the Special Meeting, you may revoke your proxy and vote in person. If you have any questions regarding the proposed transaction, please call Morrow & Co., Inc., our proxy solicitation agent, toll-free at (800) 556-9061 or collect at (212) 754-8000.

                                          Sincerely,
                                          M.T. YONKER

                                          M. T. Yonker
                                          President and Chief Executive Officer
May 5, 1998

[PORTEC, INC. LOGO]

                                  PORTEC, INC.
                                   Suite 120
                            One Hundred Field Drive
                          Lake Forest, Illinois 60045

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To be held on May 28, 1998

To the Stockholders of

  Portec, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Portec, Inc., a Delaware corporation ("Portec"), will be held on Thursday, May 28, 1998 at 9:30 a.m., local time, in the Corporate Dining Room (57th floor) of the First National Bank of Chicago, One First National Plaza, Chicago, Illinois (the "Special Meeting") for the following purposes:

        1. To consider and vote upon the Agreement and Plan of Merger, dated as of March 11, 1998 (the "Merger Agreement"), by and between MHD Acquisition Corp., a Delaware corporation ("MHD") and Portec, and the transactions contemplated thereby, pursuant to which MHD will merge with and into Portec (the "Merger"), and each share of Portec common stock, par value $1.00 per share (other than treasury shares or shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law), outstanding at the effective time of the Merger will be converted into the right to receive $16.00 in cash, without interest; and

        2. To transact such other business as may properly come before the Special Meeting.

     The Portec Board of Directors has fixed the close of business on April 24, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting.

     STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, WHICH WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY.

     If your shares are held of record by a broker, bank or other nominee and you wish to attend the Special Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Special Meeting. In order to vote your shares at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

     Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                            By Order of the Board of Directors
                                                        N.A. KINDL

                                                       N. A. KINDL
                                                Vice President, Treasurer
                                                      and Secretary
May 5, 1998

[PORTEC, INC. LOGO]

                                  PORTEC, INC.
                                   Suite 120
                            One Hundred Field Drive
                          Lake Forest, Illinois 60045

                                PROXY STATEMENT

     This Proxy Statement ("Proxy Statement") is being furnished to the stockholders of Portec, Inc. ("Portec") in connection with the solicitation of proxies by the Portec Board of Directors (the "Portec Board") for use at a special meeting of Portec stockholders to be held at 9:30 a.m., local time, on Thursday, May 28, 1998 in the Corporate Dining Room (57th floor) of the First National Bank of Chicago, One First National Plaza, Chicago, Illinois, and at any adjournment or postponement thereof (the "Special Meeting").

     At the Special Meeting, Portec stockholders will be asked to (i) consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of March 11, 1998 (the "Merger Agreement") by and between MHD Acquisition Corp., a Delaware corporation ("MHD") and Portec, and the transactions contemplated thereby, and (ii) transact such other business as may properly come before the Special Meeting.

     Under the Merger Agreement, MHD will merge with and into Portec (the "Merger"), and each share of Portec common stock, par value $1.00 per share (the "Portec Common Stock") (other than treasury shares or shares with respect to which appraisal rights are perfected under the Delaware General Corporation Law ("Dissenting Shares")), outstanding at the Effective Time (as defined) will be converted into the right to receive $16.00 in cash, without interest (the "Merger Consideration"). A copy of the Merger Agreement is attached to this Proxy Statement as ANNEX A.

     This Proxy Statement and the enclosed proxy card, together with Portec's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (which includes audited financial statements), are first being sent to Portec stockholders on or about May 5, 1998. Only holders of record of Portec Common Stock as of the close of business on April 24, 1998 are entitled to vote at the Special Meeting. Holders of Portec Common Stock are entitled to one vote for each share held of record. On April 24, 1998 Portec had outstanding and entitled to vote at the Special Meeting 4,455,954 shares of Portec Common Stock. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Portec Common Stock at the Special Meeting will constitute a quorum to transact business at the Special Meeting.

                               TABLE OF CONTENTS

SUMMARY.....................................................     1
  The Companies.............................................     1
  The Special Meeting.......................................     1
  The Merger................................................     2
THE SPECIAL MEETING.........................................     5
  General...................................................     5
  Purpose of the Special Meeting............................     5
  Record Date; Shares Outstanding...........................     5
  Voting at the Special Meeting.............................     6
  Solicitation of Proxies...................................     7
  Dissenters' Appraisal Rights..............................     7
THE MERGER..................................................     7
  General...................................................     7
  Background of the Merger..................................     8
  Recommendation of the Portec Board of Directors and
     Reasons for the Merger.................................    11
  Opinion of Financial Advisor..............................    12
  Interests of Certain Persons in the Merger and Possible
     Conflicts of Interest..................................    18
  Indemnification...........................................    19
  MHD's Source and Amount of Funds..........................    19
  Accounting Treatment......................................    20
  Certain Federal Income Tax Consequences of the Merger.....    20
  Regulatory Approval.......................................    21
  Dissenters' Appraisal Rights..............................    22
TERMS OF THE MERGER.........................................    23
  The Merger; Effective Time................................    23
  Merger Consideration......................................    24
  Payment Procedures........................................    24
  Cancellation of Stock Options.............................    24
  Representations and Warranties............................    25
  Certain Covenants.........................................    25
  Certain Agreements Regarding Conduct of Business Pending
     the Merger.............................................    27
  Conditions to the Merger..................................    29
  Termination...............................................    30
  Termination Fee...........................................    31
  Expenses..................................................    31
  Amendment, Extension and Waiver...........................    32
SELECTED FINANCIAL INFORMATION..............................    33
MARKET PRICE AND DIVIDENDS..................................    34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    35

INDEPENDENT PUBLIC ACCOUNTANTS..............................    37
OTHER MATTERS...............................................    37
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    37
ANNEX A -- AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH
           11, 1998 BY AND BETWEEN MHD ACQUISITION CORP AND
           PORTEC, INC.                                        A-i
ANNEX B -- SECTION 262 OF THE GENERAL CORPORATION LAW OF THE
           STATE OF DELAWARE                                   B-1
ANNEX C -- FAIRNESS OPINION OF WASSERSTEIN PERELLA & CO.,
           INC.                                                C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement, including the Annexes hereto, which are a part of this Proxy Statement. This summary is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement. Stockholders are encouraged to read carefully all of the information contained in the Proxy Statement, including the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.

THE COMPANIES

     PORTEC. Portec is a leading manufacturer of highly engineered materials handling equipment in the industrial automation market. Its products include specialty conveyor systems such as power trains, electronic wire guidance controllers for lift trucks, and conveyor systems used in the handling and sorting of recycled materials. The principal executive office of Portec is located at Suite 120, One Hundred Field Drive, Lake Forest, Illinois 60045, and its telephone number is (847) 735-2800.

     MHD. MHD is a wholly-owned subsidiary of J Richard Industries, L.P. ("JRI"), a manufacturer and distributor of components primarily used in the materials handling, sports, fitness and automotive markets. MHD was organized to effect the acquisition of Portec. The principal executive offices of MHD and JRI are located at 3934 Concord Street, Toledo, Ohio 43621, and their telephone number is (419) 476-4911.

THE SPECIAL MEETING

     TIME, DATE AND PLACE. The Special Meeting will be held on Thursday, May 28, 1998 at 9:30 a.m., local time, in the Corporate Dining Room (57th floor) of the First National Bank of Chicago, One First National Plaza, Chicago, Illinois. See "THE SPECIAL MEETING -- General."

     PURPOSE OF THE MEETING. Holders of Portec Common Stock will be asked to consider and vote upon adoption of the Merger Agreement and the transactions contemplated thereby. The attorneys-in-fact named in the accompanying proxy card also will have discretionary authority to vote upon other business, if any, that properly comes before the Special Meeting. See "THE SPECIAL MEETING--Purpose of the Special Meeting."

     RECORD DATE. The holders of record of shares of Portec Common Stock at the close of business on April 24, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. There were 4,455,954 shares of Portec Common Stock outstanding and entitled to vote as of the Record Date. As of that date, Portec's directors and executive officers owned, exclusive of stock options, 1,136,970 shares of Portec Common Stock (25.5% of the shares outstanding), all of which are expected to be voted FOR the adoption of the Merger Agreement. Included in this amount are 1,020,925 shares (22.9% of the shares outstanding) held by the Chairman of the Board of Portec, Albert Fried, Jr., which he has agreed to vote in favor of the Merger. See "THE SPECIAL MEETING -- Record Date; Shares Outstanding."

     VOTING RIGHTS. Each share of Portec Common Stock is entitled to one vote with respect to all matters presented at the Special Meeting. See "THE SPECIAL MEETING -- Voting at the Special Meeting."

     VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of Portec Common Stock is required to adopt the Merger Agreement and the transactions contemplated thereby. Under the Delaware General Corporation Law ("Delaware Law"), holders of Portec Common Stock are entitled to appraisal rights in connection with the Merger. See "THE SPECIAL MEETING -- Voting at the Special Meeting" and "THE MERGER -- Dissenters' Appraisal Rights."

     REVOCABILITY OF PROXY. Any holder of Portec Common Stock who executes and returns a proxy may revoke that proxy at any time before it is voted by (i) filing with the Secretary of Portec, at or before the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Portec Common Stock and delivering it to the Secretary of Portec at or before the Special Meeting or
(iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. See "THE SPECIAL MEETING -- Voting at the Special Meeting."

THE MERGER

     GENERAL. Upon the terms and subject to the conditions of the Merger Agreement, MHD will merge with and into Portec, with Portec as the surviving corporation and wholly-owned subsidiary of JRI. See "THE MERGER -- General."

     EFFECTIVE TIME. It is presently expected that the Merger will become effective shortly after adoption of the Merger Agreement at the Special Meeting, which is currently scheduled to take place on May 28, 1998, or as soon as practicable thereafter. See "TERMS OF THE MERGER -- The Merger; Effective Time" and "-- Conditions to the Merger."

     MERGER CONSIDERATION. Each outstanding share of Portec Common Stock (other than treasury shares and Dissenting Shares) at the Effective Time will be converted into the right to receive $16.00 in cash, without interest (the "Merger Consideration").

     Upon consummation of the Merger, each holder of a certificate or certificates representing shares of Portec Common Stock ("Certificates") outstanding immediately prior to the Effective Time will, upon the surrender thereof (duly endorsed, if required) to a designated exchange agent (the "Paying Agent"), be entitled to receive the Merger Consideration. After the Effective Time, the Paying Agent will mail a letter of transmittal with instructions to all holders of record of Portec Common Stock as of the Effective Time for use in surrendering their Certificates in exchange for the Merger Consideration. Certificates should not be surrendered until the letter of transmittal and instructions are received. See "Terms of the Merger -- Payment Procedures."

     DISSENTERS' APPRAISAL RIGHTS. Under Delaware Law, Portec stockholders who do not vote for the Merger and who comply with the other statutory requirements of the Delaware Law may elect to receive, in cash, the judicially determined appraised value of their shares of Portec Common Stock. See "THE MERGER--Dissenters' Appraisal Rights" and "ANNEX B."

     RECOMMENDATION OF THE PORTEC BOARD AND REASONS FOR THE MERGER. The Portec Board reviewed the terms and conditions of the Merger Agreement and determined that the Merger was advisable, fair to and in the best interests of Portec and its stockholders. The Portec Board (with one director absent) unanimously approved the Merger Agreement and the transactions contemplated thereby and unanimously recommends that the Portec stockholders vote FOR the adoption of the Merger Agreement. See "SUMMARY -- The Merger -- Interests of Certain Persons in the Merger and Possible Conflicts of Interest" and "THE MERGER -- Interests of Certain Persons in the Merger and Possible Conflicts of Interest."

     The determination of the Portec Board to approve the Merger Agreement was based upon consideration of a number of factors, including the following: (i) the business, operations, financial condition, competitive position and prospects of Portec and the nature of the industry in which Portec operates, both on an historical and prospective basis; (ii) current and prospective industry, economic and market conditions; (iii) the historical and prospective market prices of Portec Common Stock compared to the Merger Consideration to be received by Portec stockholders in the Merger; (iv) the strategic alternatives available to Portec other than the proposed Merger; (v) the ongoing public disclosure by Portec of its exploration of strategic alternatives to maximize stockholder value; (vi) the fact that such public disclosure and other procedures to elicit proposals to acquire Portec had been implemented in the context of a comprehensive auction process to maximize stockholder value; (vii) the fact that Portec held exploratory talks with a strategic buyer which did not lead to a definitive proposal; (viii) the fact that MHD submitted the highest bid in the auction process and evidenced a strong ability to finance and complete the Merger in a relatively short time frame; (ix) the Portec Board's review of presentations by, and discussion of the terms and conditions of the Merger Agreement with, senior management of Portec, representatives of its legal counsel and its financial advisor, Wasserstein Perella & Co., Inc. ("Wasserstein Perella"); (x) the Portec Board's receipt of a written fairness opinion of Wasserstein Perella; and (xi) the Portec Board's consideration of the terms of the Merger Agreement, including inclusion of a "fiduciary out" provision (subject to the payment of a breakup fee) in the event of an unsolicited Acquisition Proposal (as defined in the Merger Agreement) that is more attractive than the Merger.

     If the Merger is not consummated, Portec will continue to operate as an independent company and will review alternatives that may become available to it from time to time. See "THE MERGER -- Recommendation of the Portec Board and Portec's Reasons for the Merger."

     OPINION OF WASSERSTEIN PERELLA. Wasserstein Perella delivered an oral opinion on March 8, 1998 (which it subsequently confirmed in writing on that same date) to the Portec Board to the effect that, as of the date of such opinion and subject to the assumptions and limitations set forth therein, the Merger Consideration to be received by the stockholders of Portec pursuant to the Merger is fair to such stockholders from a financial point of view. A copy of the written opinion of Wasserstein Perella dated March 8, 1998 setting forth the assumptions made, the matters considered, the scope and limitations on the review undertaken and the procedures followed by Wasserstein Perella in rendering such opinion is attached as ANNEX C to this Proxy Statement. The opinion of Wasserstein Perella should be carefully read in its entirety. See "THE MERGER -- Opinion of Financial Advisor to Portec."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST. Portec stockholders should be aware that the directors and certain members of senior management of Portec may be deemed to have an interest in the Merger in addition to their interests as Portec stockholders. Directors' and officers' liability insurance will be continued for the directors and officers of Portec for a six-year period following the Merger. In addition, two members of Portec's senior management have employment agreements providing for, among other things, severance payments following termination of employment as a result of the Merger that total approximately $658,992, and three members of Portec's senior management have bonus arrangements providing for payments upon the closing of the Merger that total approximately $163,940. The Merger Agreement also requires Portec to cash out all outstanding stock options. The estimated cost of cashing out the outstanding stock options held by all of Portec's directors and officers totals approximately $4,508,905. The Portec Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby and in recommending that stockholders adopt the Merger Agreement. See "THE MERGER--Interests of Certain Persons in the Merger and Possible Conflicts of Interest" and "TERMS OF THE MERGER--Cancellation of Stock Options."

     CONDITIONS TO THE MERGER. The respective obligations of Portec and MHD to effect the Merger are subject to the satisfaction or waiver of certain conditions described elsewhere herein. Neither Portec nor MHD has any present intention to waive any material condition to the Merger. See "TERMS OF THE MERGER -- Conditions to the Merger -- Conditions to Portec's Obligation to Effect the Merger."

     TERMINATION, TERMINATION FEE AND EXPENSE REIMBURSEMENT. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder approval, by the mutual consent of Portec and MHD or by either Portec or MHD under certain circumstances as described herein. Under certain termination scenarios, Portec may be obligated to pay a $2,500,000 termination fee to MHD and to reimburse MHD for expenses incurred in the transaction up to certain specified levels. See "TERMS OF THE MERGER -- Termination," "-- Termination Fee" and "-- Expenses."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. The receipt by Portec stockholders of cash for shares of Portec Common Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be taxable transactions for federal income tax purposes and may also be taxable transactions under applicable state, local, foreign and other laws. See "THE MERGER -- Certain Federal Income Tax Consequences of the Merger to Portec Stockholders."

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to holders of Portec Common Stock in connection with the solicitation of proxies by the Portec Board for use at the Special Meeting. Each copy of this Proxy Statement mailed to Portec stockholders is accompanied by a proxy card for use at the Special Meeting, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (which includes audited financial statements). The Special Meeting is scheduled to be held on Thursday, May 28, 1998, at 9:30 a.m., local time, in the Corporate Dining Room (57th floor) of the First National Bank of Chicago, One First National Plaza, Chicago, Illinois.

     HOLDERS OF PORTEC COMMON STOCK ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO PORTEC IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, holders of Portec Common Stock will be asked to consider and vote upon the adoption of the Merger Agreement and the transactions contemplated thereby. Holders of Portec Common Stock will also be asked to transact such other business as may properly come before the Special Meeting.

     The Portec Board, based upon the factors described elsewhere herein, including the fairness opinion of Wasserstein Perella, has concluded that the Merger is advisable, fair to and in the best interests of the holders of Portec Common Stock and has approved the Merger Agreement. THE PORTEC BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PORTEC COMMON STOCK VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE SPECIAL MEETING. See "THE MERGER -- Recommendation of the Portec Board and Reasons for the Merger," "-- Opinion of Financial Advisor" and "-- Interests of Certain Persons in the Merger and Possible Conflicts of Interest."

RECORD DATE; SHARES OUTSTANDING

     The Portec Board has fixed the close of business on April 24, 1998 as the record date for the determination of the holders of Portec Common Stock entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 4,455,954 shares of Portec Common Stock issued and outstanding and held by approximately 1,073 stockholders of record. All directors and executive officers of Portec are expected to vote, or cause to be voted, all shares of Portec Common Stock, exclusive of stock options, over which they exercise voting control (an aggregate of 1,136,970 shares of Portec Common Stock or 25.5% of the outstanding shares of Portec Common Stock on the Record Date) FOR the adoption of the Merger Agreement and the transactions contemplated thereby. The Chairman of the Board of Portec, Albert Fried, Jr., has entered into a voting agreement with MHD and executed an irrevocable proxy, in each case without the payment of any compensation to Mr. Fried, obligating him to vote his 1,020,925 shares (22.9% of the outstanding shares of Portec Common Stock) FOR the adoption of the Merger Agreement and the transactions contemplated thereby.

VOTING AT THE SPECIAL MEETING

     The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Portec Common Stock at the Special Meeting will constitute a quorum to transact business at the Special Meeting. The adoption of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Portec Common Stock. Votes may be cast for or against the Merger Agreement or stockholders may abstain from voting.

     At the Special Meeting, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. An abstention with respect to the adoption of the Merger Agreement will have the effect of a vote against that proposal. A "broker non-vote" will occur when a broker holding shares of Portec Common Stock in street name (i.e., as nominee for the beneficial owner) returns an executed proxy (or voting directions) indicating that the broker does not have discretionary authority to vote on a proposal. Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares of Portec Common Stock as nominees will not have discretionary authority to vote such shares on the proposal to adopt the Merger Agreement in the absence of specific instructions from the beneficial owners thereof. Under Delaware Law, a broker non-vote is counted as present for quorum purposes but is not considered to be entitled to vote on the specified matter. Therefore, broker non-votes generally have no effect on the outcome of a vote on a specific matter. However, because the adoption of the Merger Agreement requires the affirmative vote of a specified minimum percentage of all of the outstanding shares of Portec Common Stock, rather than the vote of a specified percentage of the shares present at the Special Meeting and entitled to vote, broker non-votes will have the effect of votes against the adoption of the Merger Agreement and the transactions contemplated thereby.

     Proxies will be voted as specified by the holders of Portec Common Stock. If a Portec stockholder does not return a signed proxy, such stockholder's shares will not be voted. Portec stockholders are urged to mark the appropriate box on the proxy card enclosed herewith to indicate how their shares are to be voted. Each Portec stockholder is entitled to cast one vote per share of Portec Common Stock held by such stockholder on each matter to be voted upon at the Special Meeting. If a Portec stockholder returns a signed proxy, but does not indicate how such stockholder's shares are to be voted, the shares of Portec Common Stock represented by the proxy will be voted FOR the adoption of the Merger Agreement. The proxy also confers discretionary authority on the attorneys-in-fact named in the accompanying proxy card to vote the shares of Portec Common Stock represented thereby on any other matter that may properly arise at the Special Meeting, including consideration of a motion to adjourn or postpone the Special Meeting to another time and/or place.

     Returning a signed proxy will not affect a Portec stockholder's right to attend the Special Meeting and vote in person. Any Portec stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Secretary of Portec, at or prior to the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequent proxy relating to the same shares of Portec Common Stock and delivering it to the Secretary of Portec at or before the Special Meeting or (iii) attending the Special Meeting and voting in person by ballot. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy.

     As of the date of this Proxy Statement, the Portec Board does not know of any other matters to be presented for action by Portec stockholders at the Special Meeting. If, however, any other matters not now known are properly brought before the Special Meeting, the attorneys-in-fact named in the accompanying proxy card will vote the proxies upon such matters according to their discretion and best judgment.

SOLICITATION OF PROXIES

     Pursuant to the Merger Agreement, the entire cost of Portec's solicitation of proxies will be borne by Portec, except that Portec and MHD will share equally all printing, mailing and distribution costs associated with this Proxy Statement. In addition to solicitations by mail, solicitations may also be made by personal interview, facsimile transmission, telegram and telephone. Portec has retained Morrow & Co., Inc., a proxy solicitation firm, for assistance in connection with the Special Meeting at an estimated expense of approximately $5,500 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and Portec will reimburse them for their customary expenses in so doing.

DISSENTERS' APPRAISAL RIGHTS

     Under Delaware Law, holders of Portec Common Stock are entitled to appraisal rights in connection with the Merger. See "THE MERGER -- Dissenters' Appraisal Rights."

                                   THE MERGER

GENERAL

     Upon the terms and subject to the conditions of the Merger Agreement, MHD will acquire Portec in a business combination in which MHD will merge with and into Portec, with Portec as the surviving corporation and becoming a wholly-owned subsidiary of JRI. The Merger will become effective (the "Effective Time") upon the filing of a Certificate of Merger with the Delaware Secretary of State, or at such later date or time specified in the Certificate of Merger. Under the Merger Agreement, each outstanding share of Portec Common Stock (other than treasury shares and Dissenting Shares) will be converted into the right to receive the Merger Consideration. See "TERMS OF THE MERGER -- Merger Consideration." Following consummation of the Merger, the Portec Common Stock will be delisted from the NYSE and the Chicago Stock Exchange, the registration of Portec Common Stock under the Exchange Act will be terminated and Portec will no longer be required to file periodic reports with the Commission under the Exchange Act.

BACKGROUND OF THE MERGER

     In early 1997, Portec's management began a comprehensive examination of its three businesses, Construction Equipment, Railroad Products and Materials Handling, with a view to identifying structural and strategic changes which might better enable Portec to increase stockholder value. Although Portec's earnings had improved over prior years and the Portec Board had reinstituted the quarterly cash dividend in the fourth quarter of 1996, management sought to consider and analyze information relating to the internal and external forces most likely to affect Portec's prospects, including (i) competitive pressures,
(ii) the relatively small size of each of Portec's businesses, (iii) increasing consolidation in the industries in which Portec operated, and (iv) Portec's growth potential for each of its businesses.

     On June 10, 1997, Portec engaged Wasserstein Perella as financial advisor to assist in examining ways to maximize stockholder value. At the Portec Board meeting held on June 24, 1997, Wasserstein Perella outlined various strategic alternatives available to Portec, including (i) a sale of one or more of Portec's three businesses, (ii) a sale of the entire company, (iii) a restructuring of the company or (iv) the pursuit of acquisitions in an effort to grow one or more of Portec's three businesses. After discussion, the Portec Board requested that Wasserstein Perella undertake the exploration of Portec's strategic alternatives by seeking bids for each of the Construction Equipment, Railroad Products and Materials Handling businesses to determine levels of interest in an acquisition transaction. It was agreed that the Portec Board would defer any decision with respect to the strategic direction of Portec until it had reviewed and analyzed with Wasserstein Perella the results of the bidding for Portec's three businesses. The Portec Board made clear that it intended to maintain flexibility to proceed with one or more transactions or to forego any transaction depending upon the price and other terms of the potential bids.

     In July and August of 1997, in response to the Portec Board's direction, Wasserstein Perella, together with Portec's management, sought to identify companies that reasonably could be expected to be interested in, and have the financial wherewithal to complete, the purchase of one or more of Portec's businesses or the purchase of the company as a whole. During this period, Wasserstein Perella prepared and distributed a confidential information offering memorandum with respect to each of Portec's three businesses to an aggregate of 78 parties, each of whom executed a confidentiality and standstill agreement. At meetings held on August 28, 1997 and September 23, 1997, Wasserstein Perella reported to the Portec Board on the status of its work and the bidding process with respect to each of Portec's businesses. The Portec Board instructed Wasserstein Perella to focus on the independent sales of the Construction Equipment and Railroad Products businesses, while continuing work with respect to the possible sale of the Materials Handling business. The Portec Board indicated its intention to pursue the sales of the Construction Equipment and Railroad Products businesses regardless of whether a sale of the Materials Handling business (or a subsequent merger or other transaction involving the company as a whole) could ultimately be arranged. The Portec Board further determined that, whether or not the sales of the Construction Equipment and Railroad Products businesses were consummated, it would consider the continuation of Portec as a public company among the strategic alternatives available to Portec.

     Portec reached agreement in October 1997 to sell its Construction Equipment business to Astec Industries, Inc. in an asset transaction at a purchase price of $25.5 million, subject to a purchase price adjustment as provided in the definitive asset purchase agreement. In November 1997 Portec entered into an agreement with Rail Products Acquisition Corp. for the sale of the assets of its Railroad Products business at a purchase price of $26.5 million, subject to a purchase price adjustment as provided in the definitive asset purchase agreement. Portec closed each of these two sales in December 1997, with the purchase price adjustments finalized in early 1998. As reflected in "Selected Financial Information," the operating results of the Construction Equipment business and the Railroad Products business are reported as discontinued operations.

     Following the sales of the Construction Equipment and Railroad Products businesses, the Portec Board and management revisited issues relating to the strategic direction of the company. They determined to consider all available options to maximize stockholder value, including a sale of the company. In December 1997, the Portec Board authorized Wasserstein Perella to contact those entities which were most likely to be both interested in and financially and otherwise capable of engaging in a business combination with Portec. Wasserstein Perella contacted 46 parties regarding their interest in a business combination with Portec, and received indications of interest from 11 parties by January 1998. Wasserstein Perella distributed bid instructions and a draft merger agreement to the five parties (including CHS on behalf of MHD) which had presented the most attractive indications of interest. Throughout this period, several of these parties conducted due diligence of Portec as part of the auction process and made on-site visits to Portec's Materials Handling operating facilities in Canon City, Colorado. Portec's management and Wasserstein Perella met with representatives of CHS and MHD on December 17, 1997 to discuss Portec's business, and CHS' and MHD's representatives visited the Canon City facilities on January 20, 1998.

     Portec also held several meetings during this period with a potential strategic buyer engaged in the materials handling business. Discussions focused on possible business synergies and other potential benefits of a business combination between the two companies, and the optimal structure for the potential transaction. The parties analyzed financial, legal and regulatory issues associated with a potential transaction, conducted due diligence and made on-site investigations of each other's operating facilities. No agreement was ever reached with respect to price or structure, and in late February 1998 the other party advised Portec that it did not wish to pursue a business combination with Portec.

     With the withdrawal of the potential strategic buyer, Portec turned its attention to the three potential financial buyers (including CHS on behalf of MHD) who had emerged as the highest bidders in the auction process which ended in late February 1998. The Portec Board met on Monday, March 2, 1998 to consider these three proposals. Wasserstein Perella reviewed the terms of each proposal and advised the Portec Board regarding the status of each bidder's due diligence and financing plans. Of the three proposals, the CHS cash offer of $15.70 per share for 100% of the outstanding shares of Portec Common Stock represented the highest cash price, although another proposal offering a combination of cash and securities had the potential to deliver a higher value in the future depending on market conditions and certain terms of the securities to be negotiated by the parties. The Portec Board discussed the relative merits of the proposals, focusing in particular on the contingencies set forth in the proposals, and concluded that an all cash transaction would be in the best interests of the Portec stockholders. At the conclusion of the March 2, 1998 meeting, the Portec Board directed Wasserstein Perella to hold further discussions with CHS to determine if CHS would be willing to improve its proposal. On Tuesday, March 3, 1998, CHS increased its proposed cash price to $16.00 per share, and a meeting was held later that same day with CHS, Wasserstein Perella and each side's legal advisors to consider the terms of a definitive merger agreement and to discuss a tentative schedule for the proposed transaction. CHS indicated that one of the conditions to its willingness to proceed would be receipt of an agreement from Albert Fried, Jr., Portec's Chairman of the Board, to vote all of his 1,020,925 shares in favor of the proposed transaction. During the period of March 3, 1998 through March 7, 1998, representatives of Portec and CHS negotiated substantially all of the terms of a definitive merger agreement, as well as the terms of the requested voting agreement. CHS also began its due diligence investigation of Portec during this period, consisting principally of preliminary legal, accounting and financial review of Portec's operations. In addition, Wasserstein Perella contacted CHS' proposed financing sources to obtain information for Portec about the nature and status of CHS' plans to fund its purchase of Portec.

     At a meeting of the Portec Board on Sunday, March 8, 1998, Portec's management and its financial and legal advisors reported on the prior week's developments with respect to the CHS proposal. Wasserstein Perella reviewed certain financial information concerning CHS and its financing plans, and the financial terms of the proposed transaction. It was explained that CHS would form a new corporation, MHD, to serve as the acquisition vehicle in the transaction and that prior to closing it was likely that MHD would assign its rights and obligations under the definitive merger agreement to JRI. Wasserstein Perella rendered its oral opinion (which it subsequently confirmed in writing) that, as of such date, and subject to the assumptions and limitations set forth therein, the cash price of $16.00 per share to be received by the stockholders of Portec pursuant to the Merger was fair to such stockholders from a financial point of view. Portec's legal advisors reviewed the terms of the then-current versions of the definitive merger agreement and the Albert Fried voting agreement and irrevocable proxy, and the legal standards applicable to the Portec Board's consideration of the proposed merger transaction. Following discussion of and questions by the Portec Board to Portec's management and its financial and legal advisors, the members of the Portec Board (with one director absent) voted unanimously to approve the Merger, subject to the satisfactory resolution of all remaining open issues under the definitive merger agreement. The reasons for the Portec Board's approval of the Merger, including the terms of the fairness opinion obtained by the Portec Board from Wasserstein Perella, are described below under "--Recommendation of the Portec Board of Directors and Reasons for the Merger" and "-- Opinion of Financial Advisor."

     Negotiations between the parties resumed on Monday, March 9, 1998 and Tuesday, March 10, 1998 to resolve the remaining contract issues. The Portec Board met again on Wednesday, March 11, 1998 to approve the final changes to the definitive merger agreement. Shortly following the Portec Board meeting on March 11, 1998, the parties executed the Merger Agreement, and Portec issued a press release announcing the transaction.

RECOMMENDATION OF THE PORTEC BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     At its March 8, 1998 meeting, the Portec Board determined that the Merger was advisable, fair to and in the best interests of Portec and its stockholders. Accordingly, at such meeting the Portec Board (with one director absent) unanimously approved the Merger Agreement, directed that the Merger Agreement be submitted to the Portec stockholders and unanimously recommended that the Portec stockholders vote FOR adoption of the Merger Agreement.

     The determination of the Portec Board to approve the Merger Agreement was based upon consideration of a number of factors, including the following:

          (i) The Portec Board's familiarity with the business, operations, financial condition, competitive position and prospects of Portec and the nature of the industry in which Portec operates, both on a historical and prospective basis;

          (ii) The Portec Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of Portec on both an historical and a prospective basis, and the influence of current and prospective industry, economic and market conditions, including increased competition in the industry in which Portec operates;

          (iii) The Portec Board's review of the historical and prospective market prices of Portec Common Stock compared to the Merger Consideration to be received by the Portec stockholders in the Merger;

          (iv) The Portec Board's extensive study of strategic alternatives available to Portec prior to and subsequent to the sale of the Construction Equipment and the Railroad Products businesses, and the Portec Board's ultimate view that the Merger represented the most favorable strategic alternative to the Portec stockholders;

          (v) The fact that the Portec Board had publicly announced that it was exploring strategic alternatives to maximize stockholder value and continued to publicly disclose its ongoing strategic planning;

          (vi) The fact that the foregoing public announcements and other procedures to elicit proposals to acquire Portec had been implemented in the context of a comprehensive auction process to maximize stockholder value;

          (vii) The fact that Portec held exploratory talks with a strategic buyer which did not lead to a definitive proposal;

          (viii) The fact that MHD submitted the highest bid in the auction process and evidenced a strong ability, based upon CHS' prior deal experience and reputation, to finance and complete the Merger in a relatively short time frame, notwithstanding the conditions in the Merger Agreement relating to completion of due diligence and delivery of financing commitments on or prior to April 10, 1998;

          (ix) The Portec Board's review of presentations by, and discussion of the terms and conditions of the Merger Agreement with, senior management of Portec, representatives of its legal counsel and Wasserstein Perella;

          (x) The Portec Board's receipt of the written opinion of Wasserstein Perella to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration to be received by the Portec stockholders was fair to such stockholders from a financial point of view; and

          (xi) The Portec Board's consideration of the terms of the Merger Agreement, including the inclusion of a "fiduciary out" provision (subject to the payment of a breakup fee) in the event of an unsolicited Acquisition Proposal (as defined in the Merger Agreement) that is more attractive than the Merger.

     The foregoing list of factors considered by the Portec Board in its evaluation of the Merger is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Portec Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Portec Board may well have given different weights to different factors.

     THE PORTEC BOARD UNANIMOUSLY RECOMMENDS THAT THE PORTEC STOCKHOLDERS VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AT THE SPECIAL MEETING.

OPINION OF FINANCIAL ADVISOR

     On June 10, 1997, Portec retained Wasserstein Perella to act as its financial advisor with respect to assisting Portec in exploring and implementing various strategies to enhance stockholder value, including the possible sale of the three separate businesses of Portec and a possible sale of the entire company. In connection with the Merger Agreement, representatives of Wasserstein Perella attended the meeting of the Portec Board on March 8, 1998 at which the Portec Board considered and approved the Merger Agreement. At that meeting, Wasserstein Perella orally rendered its opinion to the Portec Board (subsequently confirmed in its written opinion dated March 8, 1998) that, as of such date and subject to the assumptions and limitations set forth therein, the $16.00 per share cash consideration to be received by the Portec stockholders pursuant to the Merger is fair to such stockholders from a financial point of view.

     THE FULL TEXT OF THE WASSERSTEIN PERELLA FAIRNESS OPINION (THE "OPINION"), WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY WASSERSTEIN PERELLA, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. PORTEC STOCKHOLDERS ARE URGED TO AND SHOULD READ THE OPINION IN ITS ENTIRETY. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF OPINION. WASSERSTEIN PERELLA DELIVERED THE OPINION TO THE PORTEC BOARD FOR ITS USE AND BENEFIT AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE MERGER CONSIDERATION TO THE PORTEC STOCKHOLDERS. THE OPINION DOES NOT ADDRESS THE MERITS OF

THE UNDERLYING DECISION BY PORTEC TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PORTEC STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT OR ANY TRANSACTION RELATED THERETO.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Opinion or the presentations made by Wasserstein Perella to the Portec Board. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Wasserstein Perella did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Wasserstein Perella believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all analyses would create an incomplete view of the process underlying its opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of Wasserstein Perella, Portec or MHD. Any estimates contained in the analyses performed by Wasserstein Perella are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty, and Wasserstein Perella assumes no responsibility for their accuracy. In addition, as described above, the Opinion and the presentations to the Portec Board by Wasserstein Perella were among several factors taken into consideration by the Portec Board in making its determination to approve the Merger Agreement. Consequently, the Wasserstein Perella analyses described below should not be viewed as determinative of the decision of the Portec Board or Portec's senior management with respect to the fairness of the Merger Consideration from a financial point of view.

     In connection with rendering its Opinion, Wasserstein Perella (i) reviewed and analyzed the Merger Agreement; (ii) reviewed and analyzed certain publicly available business and financial information relating to Portec for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, projections and analyses prepared by or on behalf of Portec and provided to Wasserstein Perella for purposes of its analyses; (iii) met with certain representatives of Portec to review and discuss such information and, among other matters, Portec's business, financial condition, results of operations and prospects, including the financial forecasts, projections and analyses referred to below; (iv) reviewed and considered certain financial and stock market data relating to Portec and compared those data with similar data for certain other companies, the securities of which are publicly traded and that Wasserstein Perella believed might be relevant or comparable in certain respects to Portec or one or more of its businesses or assets; (v) reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the materials handling industry specifically, and in other industries generally, which Wasserstein Perella believed to be reasonably comparable in certain respects to the Merger or otherwise relevant to its analysis; and (vi) performed such other studies, analyses and investigations and reviewed such other information as Wasserstein Perella considered appropriate. No limitations were imposed by Portec upon Wasserstein Perella with respect to its investigation or the procedures followed by it in rendering its Opinion.

     In its review, Wasserstein Perella assumed and relied on the accuracy and completeness of all the financial and other information provided to or discussed with it or made publicly available, including financial projections, forecasts, analysis or other information provided to Wasserstein Perella, without assuming any responsibility for independent verification of, or expressing an opinion as to, any of such information. Wasserstein Perella relied on the reasonableness and accuracy of the financial forecasts, projections and analyses and other information furnished to Wasserstein Perella and assumed, with the consent of the Portec Board, that such forecasts, projections, analyses and other information were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of Portec's management as of March 8, 1998 and that Portec's management is unaware of any facts that would make the projections, forecasts and other information provided to Wasserstein Perella incomplete or misleading. Wasserstein Perella also did not review any of the books and records of Portec or conduct, or assume any responsibility for conducting, a physical inspection of the properties or facilities of Portec, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Portec, and no such independent valuation or appraisal was provided to it. Wasserstein Perella's Opinion was based on economic and market conditions and other circumstances as they existed and could be evaluated by it on March 8, 1998.

     The following summary sets forth the material analyses presented by Wasserstein Perella to the Portec Board in connection with the rendering of its Opinion on March 8, 1998.

     Stock Price and Premium Analysis. Wasserstein Perella reviewed the weekly stock price and volume of Portec from March 1, 1996 through February 27, 1998 (including a comparison of the relative stock price performance of Portec as compared to other materials handling companies).

     Wasserstein Perella also reviewed 54 announced transactions from March 1, 1997 through February 27, 1998 involving the merger or sale of publicly held companies where transaction values were less than $100 million to derive a range of premiums paid over the public trading prices one day, one week, four weeks and eight weeks prior to the announcement of such transaction. In connection therewith, Wasserstein Perella noted, among other things, that (i) the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse, (ii) the characteristics of the companies involved were not necessarily comparable to those of Portec and MHD and (iii) premiums fluctuate based on perceived growth, synergies, strategic value, the type of consideration utilized in the transaction, information in the securities markets and other factors.

     The foregoing analyses indicated that the medians of premiums paid in the transactions over the public per share trading prices one day, one week, four weeks and eight weeks prior to the announcement were 21.3%, 28.9%, 26.7%, and 27.0%, respectively, and that the means of premiums paid in the transactions over the public per share trading prices one day, one week, four weeks and eight weeks prior to the announcement were 24.0%, 31.0%, 35.8%, and 35.9%. The closing price of the shares on October 16, 1997 was $13.69, the date of the first public announcement that Portec was considering its strategic alternatives, including the possible sale. The proposed Merger Consideration represents a premium over the trading price of the Share prices one day, one week, four weeks and eight weeks prior to the announcement of 19.1%, 22.5%, 22.5%, and 39.1%, respectively.

     Comparable Company Analysis. Wasserstein Perella reviewed and compared certain financial information of Portec to corresponding financial information for six publicly traded companies: Cascade Corporation; Centrum Industries, Inc.; Columbus McKinnon, Inc.; DT Industries, Inc.; SI Handling Systems, Inc.; and TCC Industries, Inc. (collectively, the "Comparable Companies"). Such financial information was used to calculate the latest 12 months of 1997 ("LTM") and next fiscal year 1998 ("NFY") multiples, including the adjusted market value as of March 3, 1998 (defined generally as the Market Value plus net debt (short and long-term debt less cash)) ("Adjusted Market Value") as a multiple of the net sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest ("EBIT"). Adjusted Market Value was based on the closing price per share on March 3, 1998 and LTM and NFY financial results for Portec were based on the estimated financial results provided in the Management Case of the Discounted Cash Flow analysis described below (and included $1.0 million in corporate office expenses, although actual corporate office expenses have ranged from $2.0 million to $3.0 million in the prior three years when Portec had three divisions). Such analyses, excluding certain multiples of SI Handling Systems, Inc. which Wasserstein Perella determined were not meaningful, indicated that, (i) as of March 3, 1998, as compared to the LTM financial results, (a) Portec traded at an Adjusted Market Value multiple of 1.1x net sales, compared to a range of 0.6x to 1.2x for the Comparable Companies (and a median of 1.1x); (b) Portec traded at an Adjusted Market Value multiple of 5.9x EBITDA, as compared to a range of 4.9x to 8.0x for the Comparable Companies (and a median of 6.8x); and (c) Portec traded at an Adjusted Market Value multiple of 6.9x EBIT, compared to a range of 6.6x to 11.1x for the Comparable Companies (and a median of 8.2x) and; (ii) as compared to the NFY financial results, (a) Portec traded at an Adjusted Market Value multiple of 0.9x net sales, compared to a range of 0.8x to 1.1x for the Comparable Companies (and a median of 1.0x); (b) Portec traded at an Adjusted Market Value multiple of 4.8x EBITDA, compared to a range of 5.6x to 7.2x for the Comparable Companies (and a median of 6.4x), (c) Portec traded at an Adjusted Market Value multiple of 5.5x EBIT compared to a range of 8.5x to 8.7x for the Comparable Companies (and a median of 8.6x). The above analysis produced an implied per share price, based on the median of the Comparable Companies' multiples, of (i) for the LTM, $14.50 based on sales, $14.92 based on EBITDA, and $15.16 based on EBIT, and
(ii) for the NFY, $14.71 based on sales, $16.00 based on EBITDA, and $17.26 based on EBIT.

     Comparable Acquisitions. Using publicly available information, Wasserstein Perella reviewed and compared financial information on 19 completed merger or acquisition transactions in the materials handling industry announced since July 1993, the majority which were completed since March 1997. Materials handling transactions included: Chartwell Investments/Harnischfeger Industries -- Materials Handling Unit; Columbus McKinnon/Univeyor A/S; Apax Partners & Co./Interlake Corp. -- Dexion Group; BT Industries/Raymond Corp.; Thyssen AG/Giddings & Lewis, Inc.; Key

Equity Capital/Crown-Simplimatic; R-B Capital Corp./Peerless Industrial; Terex Corporation/Simon Engineering plc -- Access Division; Worthington Industries/Gertenslager; Cascade Corp./Kenhar Corp.; Citicorp Venture Capital/Clark Material Handling; DT Industries Inc. (Harbour Group Ltd.)/ Hansford Manufacturing Corp.; Ingersoll-Rand Co./Zimmerman International Corp.; Columbus McKinnon/Yale Industries; Illinois Tool Works Inc./Azon Ltd. (Boral Ltd.); Investor Group/Pinnacle Automation; Columbus McKinnon/Lift-Tech; BTR plc/Rexnord Corp.; and Dover Industries/ Heil Co. (collectively, the "Comparable Transactions"). Wasserstein Perella noted that none of the Comparable Transactions reviewed were identical to the Merger and that, accordingly, the analysis of comparable transactions necessarily involved complex considerations and judgment concerning differences in financial and operating characteristics of Portec and other factors that could affect the analytical value of Comparable Transactions. Wasserstein Perella compared adjusted market value of the Comparable Transactions (defined generally as the purchase price of the equity plus net debt (short and long-term debt less cash) plus present value of other consideration) ("Adjusted Market Value") as a multiple of net sales, EBITDA and EBIT. Net sales, EBITDA and EBIT for each of the Comparable Transactions was based on the latest 12 months publicly available information prior to the transaction announcement. Financial information for Portec was based on the estimated financial results for the latest 12 months provided in the Management Case of the Discounted Cash Flow Analysis described below (and included $1.0 million in corporate office expenses, although actual corporate office expenses have ranged from $2.0 million to $3.0 million in the prior three years when Portec had three divisions). Such analyses indicated that: (a) Adjusted Market Value of the Comparable Transactions multiples of net sales ranged from 0.3x to 1.5x net sales (and a median of 0.8x), (b) Adjusted Market Value of the Comparable Transactions multiples of EBITDA ranged from 4.3x to 11.6x (and a median of 7.8x), and (c) Adjusted Market Value of the Comparable Transactions multiples of EBITDA ranged from 6.7x to 17.3x (and a median of 11.6x). The above analysis produced an implied per share price, based on the median of the Comparable Transactions' multiples for the latest 12 months of $12.68 based on sales, $15.89 based on EBITDA, and $17.92 based on EBIT.

     Discounted Cash Flow Analysis. Wasserstein Perella also performed discounted cash flow analyses of Portec ("DCF") based on certain alternative financial forecasts provided to Wasserstein Perella by the management of Portec. The management case (the "Management Case") considered by Wasserstein Perella was predicated on the forecasts for 1998 through 2002 that were developed by Portec's management. Management assumed sales growth of 22.3% in 1998, a sales decline of 5.1% in 1999 and sales growth of 9.6%, 5.0% and 5.0% in 1999, 2000 and 2001, respectively. For analytical purposes only, Wasserstein Perella also considered two alternative cases (i) a revised Management Case with a major customer loss (the "Downside Case") which was predicated on the Management Case but assumed that Portec lost its business with the U.S. Postal Service throughout the forecast period resulting in sales growth of 22.3% in 1998, a sales decline of 19.5% in 1999 and sales growth of 9.6%, 5.0% and 5.0% in 1999, 2000 and 2001, respectively and (ii) a revised Management Case which assumed a severe recession in 1999 (the "Recession Case") which was predicated on the Management Case but assumed that sales growth followed the same pattern as experienced by Portec during the preceding recession period of 1990 to 1994, assuming sales growth of 22.3% in 1998, a sales decline of 29.8% in 1999, and sales growth of 37.9%, 9.6% and 4.8% in 2000, 2001, and 2002, respectively.

     In performing the discounted cash flow analyses, Wasserstein Perella, using the forecasts as described above, discounted the unlevered free cash flows of Portec (unlevered net income, plus depreciation and amortization, less changes in working capital and capital expenditures) over the specified forecast period using a range of risk adjusted discount rates between 10% and 12%. The sum of the present values of such free cash flows for Portec was then added to the net cash and the present value of Portec's terminal value computed using a forward multiple range of EBITDA (a five-year forecast was used for all cases) of 6.0x to 7.0x. Portec's net cash was calculated as of December 31, 1997 based on management's unaudited financial information including cash and securities less short and long-term debt, less the cash cost of the redemption of outstanding options, less management's estimate of corporate obligations associated with the Merger and dissolution of corporate offices (whether or not accrued by December 31, 1997 on the unaudited financial statements including taxes, severance, pension and post-retirement benefits, litigation settlement and professional fees). Based on this analysis, Wasserstein Perella calculated the following implied price per share ranges. The Management Case resulted in a per share DCF valuation range from (i) $17.06 to $18.12 using a discount rate of 10%, (ii) $16.70 to $17.72 using a discount rate of 11% and (iii) $16.36 to $17.34 using a discount rate of 12%. The Downside Case resulted in a per share DCF valuation range from (i) $15.70 to $16.58 using a discount rate of 10%, (ii) $15.40 to $16.25 using a discount rate of 11% and (iii) $15.12 to $15.93 using a discount rate of 12%. The Recession Case resulted in a per share DCF valuation range from
(i) $16.29 to $17.31 using a discount rate of 10%, (ii) $15.97 to $16.93 using a discount rate of 11% and (iii) $15.65 to $16.58 using a discount rate of 12%.

     Wasserstein Perella Engagement Agreement. In accordance with a letter agreement dated June 6, 1997 and a letter agreement dated February 11, 1998 (collectively, the "Letter Agreement"), Portec agreed to pay Wasserstein Perella as follows: (i) an advisory fee of $100,000 on July 2, 1997, (ii) in connection with the sale or sales of less than substantially all of Portec's businesses, a transaction fee equal to 2.75% of the aggregate consideration and (iii) in connection with the sale or sales of substantially all of Portec's businesses, a transaction fee equal to 1.75% of the aggregate consideration plus $200,000, less any amounts previously paid. In connection with the Letter Agreement, Portec has previously paid Wasserstein Perella a transaction fee of $1,416,250 and an additional $337,530 is contingent upon the consummation of the Merger.

     Portec has also agreed to reimburse Wasserstein Perella, subject to certain limitations, for all reasonable out-of-pocket expenses incurred by Wasserstein Perella (including the reasonable fees and disbursements of counsel) in connection with the matters contemplated by the Letter Agreement. In addition, pursuant to the terms of an indemnification agreement, Portec agreed to indemnify Wasserstein Perella (and its affiliates, their respective directors, officers, agents, employees, and controlling persons) against certain liabilities arising out of or in connection with Wasserstein Perella's engagement, including liabilities under the federal securities laws.

     The terms of the fee arrangement between Portec and Wasserstein Perella, with which each party believes is customary in transactions of this nature, were negotiated at arm's-length between

Portec and Wasserstein Perella, and the Portec Board was aware of this arrangement including the fact that a significant portion of the aggregate fee payable to Wasserstein Perella is contingent upon consummation of the Merger.

     Portec retained Wasserstein Perella based upon its experience and expertise. Wasserstein Perella is an internationally recognized investment banking and advisory firm and has substantial experience in transactions such as the Merger and in valuing companies. Wasserstein Perella, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings and valuations for corporate and other purposes. In the ordinary course of its business, Wasserstein Perella may actively trade in the securities of Portec for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND POSSIBLE CONFLICTS OF INTEREST

     Portec stockholders should be aware that the directors and certain members of senior management of Portec may be deemed to have interests in the Merger in addition to their interests as Portec stockholders. MHD has agreed to indemnify the directors and officers of Portec against claims related to their service as directors or officers existing or occurring at or prior to the Effective Time and to provide indemnification insurance with respect to this obligation. Directors' and officers' liability insurance will be continued for the directors and officers of Portec by MHD for a six-year period following the Effective Time. In addition, M. T. Yonker, President and Chief Executive Officer of Portec, and N. A. Kindl, Vice President, Secretary and Treasurer of Portec, each have an employment agreement with Portec which provides the payment of certain severance benefits following termination of employment as a result of the Merger. In Mr. Yonker's case, he will be entitled to two years' annual salary (approximately $525,888) and continuing health, accident, disability and life insurance coverage in amounts substantially equal to those in effect at the time of termination for two years following the termination of his employment with Portec, provided further that Mr. Yonker's health insurance coverage will continue until such time that Mr. Yonker and his wife qualify for Medicare coverage. Ms. Kindl will be entitled to one year's annual salary (approximately $133,104) and continuing insurance coverage in amounts substantially equal to those in effect at the time of termination for one year following the termination of her employment with Portec. In addition, Mr. Yonker, Ms. Kindl, and Mr. Kevin C. Rorke, Vice President and General Manager of Portec's Flomaster Division of the Materials Handling business, will be entitled to bonuses of approximately $78,883, $39,931 and $45,126, respectively, upon the closing of the Merger. The directors and executive officers of Portec will have their options to acquire Portec Common Stock canceled and purchased for cash equal to the difference between the Merger Consideration and the applicable option exercise price at an aggregate cost to Portec of approximately $4,508,905. The Portec Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby and in recommending that the Portec stockholders vote for the adoption of the Merger Agreement and the transactions contemplated thereby. See "-- Indemnification," and "THE TERMS OF THE MERGER."

INDEMNIFICATION

     Portec and MHD have agreed that, from and after the Effective Time, the surviving corporation will indemnify and hold harmless each present and former director and officer of Portec and its subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Portec or such subsidiary would have been permitted under applicable law and the Certificate of Incorporation or Bylaws of Portec (the "Portec Certificate of Incorporation" and "Portec Bylaws," respectively) or such subsidiary in effect on the date of the Merger Agreement to indemnify such person (and the surviving corporation will also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). In addition, for a period of six years after the Effective Time, the surviving corporation will maintain in effect the current policies of directors' and officers' liability insurance maintained by Portec (provided that MHD may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in all material respects to the Indemnified Parties), with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the surviving corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date of the Merger Agreement by Portec for such insurance.

MHD'S SOURCE AND AMOUNT OF FUNDS

     MHD has advised Portec that the total amount of funds required to pay the Merger Consideration (including payments required in connection with the cancellation and cash out of stock options) and related fees and expenses, and to refinance JRI's currently outstanding bank facilities is estimated at $91 million. A portion of the necessary financing will be provided by excess cash on hand at Portec at the time of consummation of the Merger. MHD has obtained financing commitments with respect to the balance of the financing required as part of a larger refinancing of JRI's credit facilities. The financing arrangements as they relate to Portec and the Merger are described below.

     MHD has provided Portec with a copy of (i) a financing commitment from PNC Bank to provide senior credit facilities of up to $48 million (the "PNC Bank Letter") and (ii) a commitment from Code, Hennessey & Simmons II, L.P., a private equity fund affiliated with CHS, to provide $8 million of equity and junior subordinated financing (the "CHS Letter"). This financing will be provided to J Richard Holdings L.P. ("Holdings"), the parent company of JRI, and JRI as part of a refinancing of JRI's existing indebtedness.

     The PNC Bank Letter contemplates a facility consisting of a revolving credit loan of $10 million with a five-year term, a five-year term loan of $24.5 million and a seven-year term loan of

$13.5 million. Interest will be payable at a floating rate based on LIBOR or the prime rate plus a margin and commitment fee based on a pricing grid which is tied to the borrower's leverage ratio.

     The CHS Letter contemplates an investment of $8 million in equity and junior subordinated notes of Holdings. Certain members of the management of Portec have been offered the opportunity to invest in up to three percent of the equity and junior subordinated notes of Holdings on the same terms as CHS. The amount and terms of management's investment have not yet been finalized, nor has any member of management determined to make any investment in Holdings. In addition, existing investors in Holdings have been offered preemptive rights with respect to the investment.

     The obligations of the respective financing sources under the commitments described above are subject to the satisfaction of the conditions set forth in the Merger Agreement and the negotiation and execution of definitive documentation. MHD expects that the definitive documentation will be in customary form and contain representations, warranties and covenants typical for transactions of the type contemplated thereby. MHD is required under the terms of the Merger Agreement to use its reasonable efforts to complete the financing contemplated by the arrangements described above.

ACCOUNTING TREATMENT

     MHD will account for the Merger as a purchase for accounting and financial reporting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary discusses certain material federal income tax consequences of the Merger to Portec stockholders. The summary is based upon the Internal Revenue Code of 1986, as amended, (the "Code"), applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof, including modifications made by the Taxpayer Relief Act of 1997. All of the foregoing are subject to change, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of shares of Portec Common Stock hold such shares as a capital asset, and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, corporate stockholders which are collapsible corporations, non-United States persons and stockholders who acquired shares of Portec Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, nor any consequences arising under the laws of any state, locality or foreign jurisdiction.

     The receipt of cash by a Portec stockholder in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes under the Code and may also be a taxable transaction under applicable state, local, foreign income or other tax laws. Generally, a stockholder will recognize gain or loss in an amount equal to the difference between the cash received by the stockholder pursuant to the Merger and the stockholder's adjusted tax basis in the Portec Common Stock purchased pursuant to the Merger. For federal income tax purposes, such gain or loss will be a capital gain or loss if the shares are a capital asset in the hands of the stockholder, and a long-term capital gain or loss if the stockholder meets one of the holding periods set forth below as of the Effective Time. There are significant limitations on the deductibility of capital losses by individuals or corporations. Capital losses can offset capital gains on a dollar-for-dollar basis and, in the case of an individual stockholder, capital losses in excess of capital gains can be deducted to the extent of $3,000 annually. An individual can carry forward unused capital losses indefinitely. A corporation can utilize capital losses only to offset capital gain income; a corporation's unused capital losses can be carried back three years and forward five years.

     Long-term capital gains recognized after July 28, 1997, on marketable securities such as the shares of Portec Common Stock will be taxable at a maximum rate of 20% for individuals if the individual's holding period is more than 18 months and 28% if the holding period is more than one year but not more than 18 months, and 35% for corporations. Ordinary income is taxable at a maximum rate of 39.6% for individuals and 35% for corporations.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, PORTEC STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY APPROVAL

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until requisite pre-merger notifications have been filed and certain information has been furnished to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the FTC, and a specified waiting period has expired or been terminated. Portec and MHD each filed its pre-merger notification and report forms under the HSR Act with the FTC and the Antitrust Division on April 15, 1998. On April 27, 1998, the FTC granted early termination of the waiting period. At any time before or after the Effective Time, the Antitrust Division, if it deems it to be necessary or desirable in the public interest to do so, could act under the federal antitrust laws and seek to enjoin consummation of the Merger or seek the divestiture of substantial assets of Portec or MHD. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state attorney general also could take action under its antitrust laws to seek to enjoin consummation of the Merger or seeking divestiture of substantial assets of Portec or MHD. Private parties also may take legal action under federal and/or state antitrust laws under certain circumstances. Portec and MHD believe that the Merger will comply with federal and state antitrust laws. However, there can be no assurance that a challenge to consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Portec and MHD would prevail or would not be required to accept certain conditions, including certain divestitures, in order to consummate the Merger.

     Other than the expiration or early termination of the relevant waiting periods under the HSR Act, there are no regulatory approvals required from any governmental authorities to consummate the Merger.

DISSENTERS' APPRAISAL RIGHTS

     Delaware Law sets forth certain rights and remedies applicable to stockholders of record of Portec who may object to the Merger. These rights are available only to stockholders holding shares of Portec Common Stock through the Effective Time (the "Dissenting Shares") and who comply with the requirements of
Section 262 of Delaware Law. Set forth below is a summary of the rights provided to the holders of Portec Common Stock by Section 262 of Delaware Law. A copy of
Section 262 of the Delaware Law is attached to this Proxy Statement as ANNEX B. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to ANNEX B. This discussion and ANNEX B should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, because the failure to comply strictly with the procedures set forth herein or therein will result in the loss of such appraisal rights. Any Portec stockholder who contemplates the assertion of appraisal rights is urged to consult his or her own counsel.

     Under Section 262 of the Delaware Law, when a merger is to be submitted for approval at a meeting of stockholders, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262 of the Delaware Law. This Proxy Statement constitutes such notice to Portec stockholders.

     Portec stockholders who desire to exercise their appraisal rights must satisfy all of the following conditions. Any such Portec stockholder must be a stockholder of record of Portec from the date he or she makes a written demand for appraisal (as described below) through the Effective Time and must continuously hold his or her Dissenting Shares throughout the period between such dates. A written demand for appraisal of the Dissenting Shares must be delivered to the Secretary of Portec before the stockholder vote at the Special Meeting. The demand will be sufficient if it reasonably informs Portec of the identity of the Portec stockholder and that the Portec stockholder intends thereby to demand the appraisal of his or her Dissenting Shares. Any written demand for appraisal of Dissenting Shares must be in addition to and separate from any proxy or vote abstaining from or voting against the Merger Agreement. Although a Portec stockholder must vote against, abstain from voting or fail to vote on the Merger Agreement to preserve his or her rights to appraisal, a vote against, a failure to vote or an abstention from voting will not, in and of itself, constitute a demand for appraisal within the meaning of Section 262 of Delaware Law.

     Holders of Dissenting Shares electing to exercise their appraisal rights under Section 262 of Delaware Law must neither vote for adoption of the Merger Agreement nor consent thereto in writing. A Portec stockholder who signs and returns a proxy card without expressly specifying a vote against adoption of the Merger Agreement or a direction to abstain, by checking the applicable box on the proxy card enclosed herewith, effectively will waive appraisal rights as to those shares because, in the absence of express instructions to the contrary, such Dissenting Shares will be voted in favor of the adoption of the Merger Agreement. Accordingly, a Portec stockholder who desires to perfect his or her appraisal rights with respect to any Dissenting Shares must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning a proxy card and from voting in person in favor of the adoption of the Merger Agreement or (ii) check either the "Against" or the "Abstain" box on the proxy card or affirmatively vote in person at the Special Meeting against the adoption of the Merger Agreement or register in person at the Special Meeting an abstention with respect thereto.

     A demand for appraisal must be executed by or for the Portec stockholder, fully and correctly, exactly as such Portec stockholder's name appears on the certificate or certificates representing his or her Dissenting Shares. If the Dissenting Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a Portec stockholder; however, the agent must identify the beneficial owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a Portec stockholder holds Dissenting Shares through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such Dissenting Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.

                              TERMS OF THE MERGER

     The following is a summary of certain provisions of the Merger Agreement. A copy of the Merger Agreement is attached as ANNEX A to this Proxy Statement and is incorporated herein by reference. All capitalized terms not defined herein shall have the meaning assigned to them in the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

THE MERGER; EFFECTIVE TIME

     Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, MHD will merge with and into Portec, with Portec as the surviving corporation. The Merger will become effective upon the execution and filing of a Certificate of Merger with the Secretary of State of Delaware. Such filing will be made or otherwise become effective on the closing date, which date will be no later than the first business day after satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement (the "Closing Date"). It is presently contemplated that the Closing Date and the Effective Time will occur shortly after adoption of the Merger Agreement at the Special Meeting, which is currently scheduled to take place on May 28, 1998, or as soon as practicable thereafter.

MERGER CONSIDERATION

     GENERAL. At the Effective Time, each outstanding share of Portec Common Stock (other than treasury shares and Dissenting Shares) will be converted into the right to receive the Merger Consideration.

     TREASURY SHARES. Each share of Portec Common Stock issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by Portec immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Portec, be canceled and cease to exist, without any conversion thereof.

PAYMENT PROCEDURES

     PAYMENT OF THE MERGER CONSIDERATION. Promptly after the Effective Time, the Paying Agent will mail to each person who was, as of the Effective Time, a holder of record of shares of Portec Common Stock, a letter of transmittal to be used by such holders in forwarding their Certificates, and instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. The Paying Agent will also have letters of transmittal and instructions available at its offices immediately after the Effective Time in order to accommodate Portec stockholders desiring to receive the Merger Consideration at the earliest possible date. Upon surrender to the Paying Agent of a Certificate for cancellation, together with a properly completed letter of transmittal, the holder of such Certificate will be entitled to receive the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered, and the Certificate so surrendered will be canceled. PORTEC STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

     On or after the Effective Time, there will be no transfers on the transfer books of Portec of shares of Portec Common Stock which were outstanding immediately prior to the Effective Time.

     No interest will be paid or accrued on the Merger Consideration payable upon surrender of Certificates.

     In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by MHD, the posting by such person of a bond in such reasonable amount as MHD may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof.

CANCELLATION OF STOCK OPTIONS

     As of the Record Date, there were options (the "Stock Options") to purchase 561,920 shares of Portec Common Stock outstanding. Each Stock Option outstanding immediately prior to the Effective Time will be canceled by Portec in exchange for the right to receive from Portec an amount in cash (less applicable withholding taxes) equal to the product of (i) the number of shares of Portec Common Stock subject to such Stock Option and (ii) the excess, if any, of the Merger

Consideration over the option exercise price per share of Portec Common Stock subject to such Stock Option. The Stock Options will be canceled at an aggregate cost to Portec of approximately $4,984,183.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of Portec (certain of which are qualified by reference to Material Adverse Effect, as defined below), regarding among other things: organization, standing and corporate power to conduct business, capitalization, significant subsidiaries, corporate power and authority to enter into the Merger Agreement, absence of conflicting agreements, consents and approvals, filings with the Commission, absence of certain changes or events, absence of undisclosed liabilities, employee benefit plans, taxes and tax returns, compliance with all applicable laws, opinion of financial advisor, brokerage and finder's fees, environmental matters, litigation, labor relations, intellectual property, real estate and voting requirements. The Merger Agreement also contains various representations and warranties of MHD, regarding among other things: organization, standing and corporate power to conduct business, corporate power and authority to enter into the Merger Agreement, absence of conflicting agreements, financing and brokerage and finder's fees. All representations and warranties made by either party under the Merger Agreement will terminate upon the closing of the Merger.

     Under the Merger Agreement, the term "Material Adverse Effect" with respect to Portec is defined to mean a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of Portec and its subsidiaries taken as a whole.

CERTAIN COVENANTS

     SPECIAL STOCKHOLDERS MEETING. In the Merger Agreement, Portec has agreed to take all action necessary in accordance with applicable law, the Portec Certificate of Incorporation and the Portec Bylaws to convene a meeting of its stockholders for the purpose of obtaining the requisite stockholder approval of the Merger. Moreover, Portec also has agreed, through the Portec Board, to recommend to its stockholders approval of the Merger.

     NO SOLICITATION. Portec has agreed not to, nor to authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Portec or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, or (iii) enter into agreement with respect to an Acquisition Proposal; provided, however, that the Portec Board may furnish non-public information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal after the date of the Merger Agreement, if (but only if) (x) the Portec Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of its outside financial advisor, that such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as defined); (y) the Portec Board determines reasonably and in good faith after due investigation and after consultation with and based upon advice of outside counsel, that the failure to take such action would cause the Portec Board to violate its fiduciary duties to stockholders under applicable law; and (z) Portec (a) provides at least two business days' notice to MHD to the effect that it is taking such action and (b) receives from such person or entity an executed confidentiality agreement substantially similar to the confidentiality agreement between Portec and CHS dated August 18, 1997 (the "Confidentiality Agreement"), except that such confidentiality agreement need not prohibit such person or entity from making an unsolicited Acquisition Proposal directly and privately to the Portec Board. If Portec executes such a confidentiality agreement, the Confidentiality Agreement shall automatically be amended to provide CHS with the right to make an unsolicited Acquisition Proposal directly and privately to the Portec Board.

     Portec is required to promptly advise MHD orally and in writing of the receipt by it after the date of the Merger Agreement of any Acquisition Proposal, or any inquiry which could reasonably lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or entity making any such Acquisition Proposal or inquiry, provided that Portec has no obligation to disclose the identity of such person or entity if such disclosure would violate the terms of any agreement outstanding on the date of the Merger Agreement with such person or entity, or the Portec Board, after consultation with and based upon the advice of outside counsel, concludes in good faith that such disclosure would violate its fiduciary duties. An "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving Portec or any significant subsidiary, or any purchase of all or any significant portion of the assets or capital stock of Portec or any significant subsidiary, or any other business combination (including without limitation the acquisition of an equity interest therein) involving Portec, other than the transactions contemplated by the Merger Agreement. "Superior Proposal" means an Acquisition Proposal which the Portec Board believes in good faith, after due investigation (taking into account, among other things, the financing terms and the likelihood of consummation) and based upon the advice of its outside legal and financial advisors, is more favorable to Portec stockholders from a financial point of view than the Merger.

     PORTEC BOARD ACTION. The Portec Board has agreed not to (i) withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, or
(ii) approve or recommend an Acquisition Proposal, unless Portec receives an unsolicited Acquisition Proposal and the Portec Board determines in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure of the Portec Board to withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, or to approve or recommend such Acquisition Proposal would cause the Portec Board to violate its fiduciary duties to stockholders under applicable law. Notwithstanding the foregoing, Portec may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or may make any disclosure to its stockholders which, in the good faith judgment of the Portec Board based on advice of outside counsel, is required under applicable law; provided that Portec does not withdraw or modify its position with respect to the Merger Agreement or the Merger or approve or recommend an Acquisition Proposal, except under the circumstances described in the preceding sentence and on two business days' notice to MHD to the effect that it is taking such action.

     FAILURE TO CLOSE. If the Merger Agreement is terminated for any reason, MHD and Portec have agreed that for a period of two years from the date of termination of the Merger Agreement, MHD will not, and will cause its subsidiaries not to, solicit for employment any officer or employee of Portec or its subsidiaries.

CERTAIN AGREEMENTS REGARDING CONDUCT OF BUSINESS PENDING THE MERGER

     CONDUCT OF BUSINESS BY PORTEC. Portec has agreed, from the date of the Merger Agreement through the Effective Time, to cause its management and that of its subsidiaries to consult on a regular basis and in good faith with the employees and representatives of MHD concerning the management of Portec and its subsidiaries' businesses. During the period from the date of the Merger Agreement to the Effective Time, Portec has agreed to, and has agreed to cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use best efforts to preserve intact their current business organizations, keep in full force and effect their licenses, permits and franchises, keep available the services of their current key officers, employees and agents, and preserve the goodwill of regulators, or those engaged in material business relationships with them.

     During the period from the date of the Merger Agreement to the Effective Time, Portec has agreed to not, and has agreed to not permit any of its subsidiaries to, without the prior consent of MHD:

          (i) adopt or propose any change to the Portec Certificate of Incorporation or the Portec Bylaws;

          (ii) (a) declare, set aside or pay any dividends on, or make any other distributions with respect to, any of Portec's outstanding capital stock (other than the regular quarterly cash dividends not in excess of $.08 per share of Portec Common Stock so long as the Portec Common Stock remains outstanding, in accordance with usual record and payment dates and in accordance with Portec's present dividend policy, except that no dividends shall be declared, set aside or paid prior to July 31, 1998); (b) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock; or (c) purchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests of Portec other than the Stock Options to be canceled and purchased as described herein;

          (iii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Stock Options outstanding on the date of the Merger Agreement;

          (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division, or acquire any material assets or make any investment in any person or enter into any reorganization;

          (v) take any action that, if taken prior to the date of the Merger Agreement, would have been required to be disclosed in Portec's Disclosure Schedule to the Merger Agreement or that would otherwise cause any of its representations and warranties contained in the Merger Agreement not to be true and correct in all material respects at any time;

          (vi) sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to Portec or its subsidiaries taken as a whole, except in the ordinary course of business;

          (vii) (a) except for the dollar amount required to cancel and cash out the Stock Options, incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Portec or any direct or indirect wholly-owned subsidiary of Portec or enter into any agreement for indebtedness; or (b) make any loans or advances to any other person, other than to Portec or to any direct or indirect wholly-owned subsidiary of Portec, and other than routine advances in the ordinary course of business to employees or agents;

          (viii) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to Portec and its subsidiaries taken as a whole;

          (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with the past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the September 30, 1997 consolidated financial statements (or the notes thereto) of Portec filed with the Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (x) except in the ordinary course of business, modify, amend or terminate, or waive, release or assign any material rights or claims under any material agreement, permit, concession, franchise, license or similar instrument to which Portec or any of its subsidiaries is a party;

          (xi) make any capital expenditures other than as contemplated by Portec's annual budget;

          (xii) (a) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any Benefit Plan (as defined in the Merger Agreement), or increase in any manner, the compensation or fringe benefits, or otherwise extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of Portec or any of its subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Portec or any of its subsidiaries; (b) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment with any director or officer or other employee other than in the ordinary course of business consistent with past practice; or (c) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors;

          (xiii) make any changes in accounting methods, except as required by law, rule, regulation, the Commission or generally accepted accounting principles;

          (xiv) enter into any agreement or arrangement with any affiliate (other than wholly owned subsidiaries); or

          (xv) authorize any of, or commit or agree to take any of the foregoing actions.

CONDITIONS TO THE MERGER

     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Portec and MHD to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions: (i) the Portec stockholders shall have adopted the Merger Agreement and the transactions contemplated thereby, (ii) Portec and MHD shall have obtained all required consents, approvals, permits and authorizations required by any Governmental Entity (as defined in the Merger Agreement) to consummate the transactions contemplated by the Merger Agreement, in each case without any condition that could reasonably be expected to have a Material Adverse Effect,
(iii) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired,
(iv) no proceeding shall have been commenced and be continuing which seeks to restrain or enjoin the consummation of the Merger, and (v) MHD shall have obtained the proceeds of the Financing (as defined in the Merger Agreement) contemplated by the Financing Commitments (as defined in the Merger Agreement).

     ADDITIONAL CONDITIONS TO PORTEC'S OBLIGATION TO EFFECT THE MERGER. The obligation of Portec to effect the Merger is further subject to the following additional conditions unless waived by Portec: (i) the representations and warranties of MHD contained in the Merger Agreement shall be true and correct on the date of the Merger Agreement and (except to the extent specifically given as of an earlier date) and on and as of the Closing Date as though made on the Closing Date, and (ii) MHD shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date.

     ADDITIONAL CONDITIONS TO MHD'S OBLIGATION TO EFFECT THE MERGER. The obligation of MHD to effect the Merger is further subject to the following additional conditions unless waived by MHD: (i) the representations and warranties of Portec shall be true and correct on the date of the Merger Agreement and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, (ii) Portec shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, (iii) Portec shall have obtained all authorizations, consents and approvals of any third party required to be obtained by Portec which, if not obtained, would have a Material Adverse Effect, and (iv) no event, effect or change shall have occurred since the date of the Merger Agreement which has had or which would reasonably be expected to have a Material Adverse Effect.

TERMINATION

     The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the Portec stockholders, (i) by mutual written consent of Portec and MHD; (ii) by either Portec or MHD (a) if the Merger fails to receive the requisite vote for adoption by the Portec stockholders at the Special Meeting, (b) if the Merger is not consummated on or before July 31, 1998, provided that either party may terminate the Agreement on or after such earlier date on which it can be reasonably determined that it will be impossible to consummate the Merger by July 31, 1998, unless the failure to consummate the Merger is the result of a material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement, (c) if any Governmental Entity issues an order, decree or ruling or takes any other action or there is enacted any law having the effect of, permanently enjoining, restraining or otherwise prohibiting, or making illegal the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided the person seeking to terminate the Merger Agreement on this ground shall have used reasonable efforts to remove or overturn such order, decree, ruling or other action; (iii) by Portec, upon a material breach of any representation or warranty of MHD or MHD fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of MHD is or becomes untrue in any material respect, which breach or non-compliance is not curable, or, if curable, is not cured by MHD within 30 days after written notice of such breach or non-compliance from Portec; (iv) by MHD, upon a material breach of any representation or warranty of Portec or Portec fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Portec is or becomes untrue in any material respect, which breach or non-compliance is not curable, or, if curable, is not cured by Portec within 30 days after written notice of such breach or non-compliance from MHD; (v) by Portec, if the Portec Board determines to enter into and enters into a definitive agreement providing for a Superior Proposal; provided, however, that Portec must provide MHD with written notice of the material terms of the Superior Proposal at least two business days prior to such termination, and simultaneously pay to MHD the Termination Payment (as defined); or (vi) by MHD, if: (a) the Portec Board withdraws or modifies its approval or recommendation of the Merger Agreement or the Merger, or approves or recommends an Acquisition Proposal, (b) a tender offer or exchange offer for 30% or more of the Portec Common Stock is commenced, and the Portec Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholder within the time period required by Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such period with respect to the acceptance of such tender offer or exchange offer by its stockholders constituting such a failure), (c) Portec shall have intentionally breached its no solicitation covenant under the Merger Agreement, or (d) there shall be pending any proceeding seeking material damages on account of the consummation of the Merger which MHD determines in good faith, after due investigation and consultation with counsel representing Portec in such proceeding, could reasonably be expected to result in Portec incurring a material amount of damages or expenses, after taking into account applicable insurance coverage; provided, however, MHD shall not then be in material breach of its obligations under the Merger Agreement.

TERMINATION FEE

     In the event of termination of the Merger Agreement by either Portec or MHD, except as provided below, the Merger Agreement will become null and void and have no effect, without any liability or obligation on the part of Portec or MHD, other than with respect to (i) the Confidentiality Agreement, (ii) expenses (as described below), and (iii) the Termination Payment (as defined).

     In the event of termination of the Merger Agreement by (a) Portec, if the Portec Board enters into a definitive agreement providing for a Superior Proposal, or (b) MHD, if the Portec Board withdraws or modifies its approval or recommendation of the Merger Agreement or the Merger, or approves or recommends an Acquisition Proposal, or (c) MHD, if a tender offer or exchange offer for 30% or more of the Portec Common Stock is commenced and the Portec Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within the time period required by Section 14e-2 of the Exchange Act (the taking of no position constituting such failure), Portec shall pay MHD $2,500,000 in cash as liquidated damages and not as a penalty, immediately upon such termination, in same-day funds by wire transfer to an account designated by MHD (the "Termination Payment").

     Portec also shall pay the Termination Payment (less the amount of Covered Expenses (as defined) in excess of $500,000 paid as described below under "Expenses") if all of the following occur: (i) the Merger Agreement is terminated because it failed to receive the requisite vote for adoption by the Portec stockholders at the Special Meeting; and (ii) Portec, within twelve months from the date of the Merger Agreement enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is made by, a party other than MHD or any of its subsidiaries, and (iii) in each such case, the Acquisition Proposal is thereafter consummated within such twelve-month period. The Termination Payment contemplated by the prior sentence is to be paid in cash, in same-day funds by wire transfer to an account designated by MHD, on the earlier of the consummation of the Acquisition Proposal or within 60 days after the meeting at which the Portec stockholders approve the Acquisition Proposal. The Termination Payment, if paid, will be paid only once and is MHD's sole and exclusive remedy under the Merger Agreement for the termination thereof under the circumstances in which the Termination Payment is paid (regardless of any breach of the Merger Agreement) except for the reimbursement of MHD's Covered Expenses, and upon delivery of the Termination Payment to MHD, no person will have any further claim or rights against Portec under the Merger Agreement; provided, however, that MHD shall have the right to assert a counterclaim in response to any action brought by Portec against MHD.

EXPENSES

     Portec and MHD will each pay its own costs and expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby, except as set forth in the next succeeding paragraph and except that the expenses incurred in connection with the printing, mailing and distribution of this Proxy Statement will be borne equally by Portec and MHD. Portec has agreed that, assuming the Closing Date occurs on or before July 31, 1998, the fees and expenses of Portec incurred in connection with the Merger

Agreement and the Merger shall not exceed $1,100,000, and that all such fees and expenses shall have been accrued or paid as of the Effective Time.

     In circumstances where the Merger Agreement is terminated and Portec is obligated to pay a Termination Payment to MHD, Portec also must reimburse MHD for up to a maximum of $500,000 in cash, in same-day funds, for MHD's out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with the Merger Agreement and the transactions contemplated thereby (including fees and disbursements of counsel, accountants, financial advisors and consultants, commitment fees, due diligence expenses, travel costs, filing fees and similar fees, all of which must be conclusively established by vouchers or other statements therefor) (collectively, "Covered Expenses"). If the Merger Agreement is terminated by either party because it failed to receive the requisite vote for adoption by the Portec stockholders at the Special Meeting, or by MHD based solely on Portec's intentional breach of a representation or warranty or intentional non-compliance with a covenant, Portec must reimburse MHD for its Covered Expenses up to a maximum of $1,100,000. If the Merger Agreement is terminated by MHD due to the existence of a proceeding which seeks material damages on account of the Merger and which meets certain other requirements specified in the Merger Agreement, Portec must reimburse MHD for one-half of its Covered Expenses up to a maximum obligation of Portec of $350,000. Portec must reimburse MHD for all costs incurred in connection with the collection of the Termination Payment and the Covered Expenses.

AMENDMENT, EXTENSION AND WAIVER

     The Merger Agreement may be amended by the parties thereto by written agreement prior to the Effective Time, provided that after the approval of the Merger by the Portec stockholders, no amendment may be made which reduces the Merger Consideration or adversely affects the rights of the Portec stockholders without the approval of such stockholders.

     At any time prior to the Effective Time, MHD and Portec may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement, except the requirement that an amendment to the Merger Agreement be in writing. Any agreement on the part of a party thereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                         SELECTED FINANCIAL INFORMATION
              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

     The following selected financial information for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 has been derived from the audited consolidated financial statements of Portec. The selected financial information set forth below should be read in conjunction with the historical financial statements and related notes of Portec incorporated by reference in this Proxy Statement and set forth in Portec's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, a copy of which accompanies this Proxy Statement.

                                                                     YEAR END DECEMBER 31,
                                                  ---------------------------------------------------------
                                                    1997        1996        1995        1994        1993
                                                    ----        ----        ----        ----        ----
INCOME AND OPERATING DATA(A)
Net sales.......................................  $  25,521   $  27,217   $  24,755   $  16,943   $  12,394
Cost of products sold...........................     14,631      17,110      15,784       9,555       6,457
Selling, general and administrative expense.....      7,935       5,856       5,716       6,589       6,241
Depreciation and amortization...................        703         606         464         390         270
Other income, net...............................        234         130         455         518          62
Interest expense................................        635         788         805         527         641
Income (loss) from continuing operations before
  provision for taxes...........................      1,851       2,987       2,441         400      (1,153)
Income tax provision (benefit)..................        679        (596)        177          86        (172)
Income (loss) from continuing operations........      1,172       3,583       2,664         314        (981)
Income from discontinued operations, net of
  tax...........................................      2,866       3,308         634       6,511       5,677
Gain on disposal of discontinued operations, net
  of tax........................................     11,263          --          --          --          --
Net income......................................     15,301       6,891       2,898       6,825       4,696
                                                  ---------   ---------   ---------   ---------   ---------
FINANCIAL DATA
Working capital.................................  $  43,702   $  25,713   $  19,375   $  12,797   $   8,554
Property, plant and equipment -- net............      3,918      14,543      14,171      13,372      12,129
Total assets....................................     64,458      66,218      57,818      57,522      42,478
Long-term debt..................................         --      10,768      10,117       7,623       5,277
Stockholders' equity............................     49,516      34,986      28,028      24,959      17,744
Average common shares outstanding...............  4,376,963   4,329,761   4,296,466   4,262,728   4,059,034
Average common shares and common equivalent
  shares outstanding............................  4,539,301   4,576,358   4,596,469   4,572,468   4,464,937
                                                  ---------   ---------   ---------   ---------   ---------
PER SHARE OF COMMON STOCK(B)
Net income
  Basic.........................................  $    3.50   $    1.59   $     .68   $    1.60   $    1.16
  Diluted.......................................       3.37        1.50         .63        1.49        1.05
Stockholders' equity -- end of year.............      11.31        8.00        6.47        5.83        4.19
                                                  ---------   ---------   ---------   ---------   ---------
Number of employees.............................        212         671         637         779         619
Number of stockholders..........................      1,085       1,168       1,262       1,335       1,412
                                                  ---------   ---------   ---------   ---------   ---------

---------------
(a) Adjusted to reflect continued operations. As described in Portec's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Portec's consolidated statements of income and consolidated statements of cash flow have been restated to include the Construction Equipment and the Railroad Products businesses (each of which was sold in December 1997) as discontinued operations.

(b) Adjusted retroactively for 10% stock dividends paid in December 1993 and 1994.

                           MARKET PRICE AND DIVIDENDS

     The Portec Common Stock is listed and traded on the NYSE under the symbol "POR." The following table sets forth for the calendar periods indicated the high and low sales prices per share of Common Stock as reported by the NYSE and the quarterly cash dividends declared on Portec Common Stock for each quarter since January 1, 1996. The prices reflected in the following table do not include mark-ups, mark-downs or commissions.

                                                                  PORTEC COMMON STOCK
                                                              ---------------------------
                                                                                  CASH
                                                                                DIVIDENDS
                                                               HIGH     LOW     DECLARED
                                                               ----     ---     ---------
1996:
  First Quarter.............................................  $10.00   $ 8.88       --
  Second Quarter............................................   11.13     9.25       --
  Third Quarter.............................................   10.50     9.25       --
  Fourth Quarter............................................   10.88     9.50      .08
                                                                                  ----
                                                                                  $.08
1997:
  First Quarter.............................................  $12.13   $ 9.50     $.08
  Second Quarter............................................   11.88     9.88      .08
  Third Quarter.............................................   13.25    11.25      .08
  Fourth Quarter............................................   15.00    12.81      .08
                                                                                  ----
                                                                                  $.32
1998:
  First Quarter.............................................  $15.56   $13.69     $.08
  Second Quarter (through May 1, 1998)......................  $15.94   $15.19       --
                                                              ------   ------     ----
                                                                                  $.08

     The last reported sales price per share of Portec Common Stock on March 10, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement was $14.69, as reported in The Wall Street Journal's NYSE Composite Transactions Report.

     The last reported sales price per share of Portec Common Stock on May 1, 1998, the last full trading day for which information was available prior to the printing of this Proxy Statement, was $15.94, as reported in The Wall Street Journal's NYSE Composite Transactions Report.

     STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE PORTEC COMMON STOCK PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the stock ownership of all persons known by Portec to be the beneficial owners of more than 5% of the outstanding shares of Portec Common Stock (exclusive of treasury shares) as of April 24, 1998 (unless otherwise noted).

                                                                AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP(A)
                    NAME AND ADDRESS OF                       -----------------------
                      BENEFICIAL OWNER                          NUMBER     PERCENTAGE
                    -------------------                         ------     ----------
Albert Fried, Jr. and Albert Fried & Company LLC............  1,191,905(b)       26.8%
40 Exchange Place
New York, New York 10005
Gabelli Funds, Inc. ........................................  1,187,019(c)       24.9%
One Corporate Center
Rye, New York 10580-1434
Heartland Advisors, Inc. ...................................    339,300(d)        7.6%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202
The TCW Group, Inc. ........................................    341,829(e)        7.0%
865 South Figueroa Street
Los Angeles, California 90017
Dimensional Fund Advisors, Inc. ............................    270,496(f)        6.1%
11th Floor
1299 Ocean Avenue
Santa Monica, California 90401

---------------
(a) The information shown is based on information furnished to Portec by such persons and reports filed with the Commission.

(b) Included in these shares are 170,980 shares related to stock options granted to Mr. Fried which are exercisable within 60 days of April 24, 1998, and 10,147 shares held for his account by Portec's Savings and Investment Plan. Albert Fried & Company, LLC, of which Mr. Fried is managing partner, has sole voting and dispositive power with regard to 1,010,778 of these shares.

(c) Gabelli Funds, Inc. has sole voting and dispositive power with regard to these shares. Stock ownership information for the Gabelli Funds, Inc. is as of March 17, 1998.

(d) Heartland Advisors, Inc. has sole voting and dispositive power with regard to these shares. Stock ownership information for Heartland Advisors, Inc. is as of February 28, 1998.

(e) The TCW Group, Inc. has sole voting and dispositive power with regard to these shares. Stock ownership information for The TCW Group, Inc. is as of February 28, 1998.

(f) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 270,496 shares of Portec Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a

Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which entities are advised by Dimensional in its capacity as investment manager.
    Dimensional disclaims beneficial ownership of all such shares.

     The following table sets forth the beneficial ownership of Portec Common Stock by each director of Portec, the four highest paid executive officers of Portec with compensation in 1997 in excess of $100,000, and all executive officers and directors as a group as of April 24, 1998.

                                                                   AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP(A)
                                                              ------------------------------
                            NAME                               NUMBER             PERCENTAGE
                            ----                               ------             ----------
  J. Grant Beadle...........................................     17,560(c)            (b)
  Frank T. MacInnis.........................................      9,000(c)            (b)
  Frederick J. Mancheski....................................     26,805(c)            (b)
  John F. McKeon............................................     20,421(c)            (b)
  Arthur McSorley, Jr.......................................     17,702(c)            (b)
  L. L. White, Jr...........................................     61,022(c)(d)         1.4%
  Albert Fried, Jr..........................................  1,191,905(c)(e)(f)     26.8%
  Michael T. Yonker.........................................    169,356(c)(f)         3.8%
  Nancy A. Kindl............................................     45,839(c)(f)         1.0%
  Kevin C. Rorke............................................     32,006(c)(f)         (b)
  John S. Cooper............................................     24,365(c)(f)         (b)
All Directors and Executive Officers as a Group.............  1,615,981(c)(f)        33.0%

---------------
(a) All beneficial ownership is direct and arises from sole voting and dispositive power, except as otherwise indicated below.

(b) Less than one percent.

(c) Included in the shares listed are the following shares related to stock options which are exercisable within 60 days of April 24, 1998: Mr. Beadle, 14,100 shares; Mr. MacInnis, 9,000 shares; Mr. Mancheski, 14,100 shares; Mr. McKeon, 14,100 shares; Mr. McSorley, 14,100 shares; Mr. White, 14,100 shares; Mr. Fried, 170,980 shares; Mr. Yonker, 143,550 shares; Ms. Kindl, 33,080 shares; Mr. Rorke, 27,536 shares; Mr. Cooper (whose employment with Portec terminated in December 1997 upon the sale of the Railroad Products business), 16,830 shares; and all directors and executive officers as a group, 471,476 shares.

(d) Mr. White has sole voting and dispositive power with respect to 46,069 of these shares and his wife has sole voting and dispositive power with respect to 853 of these shares.

(e) See footnote (b) on page 35.

(f) Included in the shares listed are the following shares held for the officers' accounts by Portec's Savings and Investment Plan: Mr. Fried, 10,147 shares; Mr. Yonker, 6,306 shares; Ms. Kindl, 11,483 shares; Mr. Rorke, 4,470 shares; Mr. Cooper, 7,535 shares; and all directors and executive officers as a group, 39,941 shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     It is anticipated that a representative from Price Waterhouse will be present at the Special Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement the Portec Board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Special Meeting other than as discussed herein.

     If the Merger is not consummated, or if it is not consummated within the time period currently contemplated, Portec presently intends to hold a 1998 Annual Meeting of Stockholders. As described in Portec's proxy statement relating to its 1997 Annual Meeting of Stockholders, in order for proposals of Portec's stockholders to be considered for inclusion in the proxy statement relating to its 1998 Annual Meeting of Stockholders, such proposals must have been received by the Secretary of Portec not later than November 25, 1997. No such proposals were received by Portec by such date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST TO PORTEC, SUITE 120, ONE HUNDRED FIELD DRIVE, LAKE FOREST, ILLINOIS 60045,
ATTENTION: N.A. KINDL, VICE PRESIDENT, TREASURER AND SECRETARY, TELEPHONE NUMBER
(847) 735-2806. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 20, 1998.

     The following documents filed by Portec with the Commission pursuant to the Exchange Act are incorporated by reference into this Proxy Statement: (i) Portec's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (a copy of which is delivered herewith); and (ii) Portec's Current Report on Form 8-K dated March 11, 1998.

     All documents and reports filed by Portec with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents and reports. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 11, 1998

                                 BY AND BETWEEN

                             MHD ACQUISITION CORP.

                                      AND

                                  PORTEC, INC.

                               TABLE OF CONTENTS

ARTICLE 1 THE MERGER........................................   A-1
  SECTION 1.1 The Merger....................................   A-1
  SECTION 1.2 Closing.......................................   A-1
  SECTION 1.3 Effective Time................................   A-1
  SECTION 1.4 Certificate of Incorporation..................   A-2
  SECTION 1.5 By-Laws.......................................   A-2
  SECTION 1.6 Directors.....................................   A-2
  SECTION 1.7 Officers......................................   A-2
  SECTION 1.8 Effect of Merger on Acquiror Capital Stock....   A-2
  SECTION 1.9 Conversion of Common Shares...................   A-2
  SECTION 1.9.1 Outstanding Common Shares...................   A-2
  SECTION 1.9.2 Treasury Shares.............................   A-2
  SECTION 1.10 Exchange of Certificates and Related
          Matters...........................................   A-2
  SECTION 1.10.1 Paying Agent...............................   A-2
  SECTION 1.10.2 Exchange Procedures........................   A-3
  SECTION 1.10.3 Letter of Transmittal......................   A-3
  SECTION 1.10.4 No Further Ownership Rights in Shares......   A-3
  SECTION 1.10.5 Termination of Payment Fund................   A-4
  SECTION 1.10.6 No Liability...............................   A-4
  SECTION 1.11 Stock Options................................   A-4
  SECTION 1.12 Dissenting Shares............................   A-4
  SECTION 1.13 Further Assurances...........................   A-5
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....   A-5
  SECTION 2.1 Organization, Standing and Corporate Power....   A-5
  SECTION 2.2 Capital Structure.............................   A-6
  SECTION 2.3 Subsidiaries..................................   A-6
  SECTION 2.4 Authority; Noncontravention...................   A-7
  SECTION 2.5 SEC Documents.................................   A-8
  SECTION 2.6 Absence of Certain Changes or Events..........   A-8
  SECTION 2.7 Absence of Undisclosed Liabilities............   A-9
  SECTION 2.8 Benefit Plans.................................   A-9
  SECTION 2.9 Taxes.........................................  A-11
  SECTION 2.10 Compliance with Applicable Laws..............  A-12
  SECTION 2.11 Opinion of Financial Advisor.................  A-12
  SECTION 2.12 Brokers......................................  A-12
  SECTION 2.13 Environmental................................  A-13
  SECTION 2.14 Litigation...................................  A-14
  SECTION 2.15 Labor Relations..............................  A-14
  SECTION 2.16 Contracts....................................  A-15
  SECTION 2.17 Intellectual Property........................  A-15

  SECTION 2.18 Real Estate..................................  A-15
  SECTION 2.19 Voting Requirements..........................  A-16
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF ACQUIROR........  A-16
  SECTION 3.1 Organization, Standing and Corporate Power....  A-16
  SECTION 3.2 Authority; Noncontravention...................  A-16
  SECTION 3.3 Financing.....................................  A-17
  SECTION 3.4 Brokers.......................................  A-17
ARTICLE 4 ADDITIONAL AGREEMENTS.............................  A-17
  SECTION 4.1 Preparation of Proxy Statement................  A-17
  SECTION 4.1.1 Proxy Statement.............................  A-17
  SECTION 4.1.2 Company Information.........................  A-17
  SECTION 4.1.3 Acquiror Information........................  A-18
  SECTION 4.2 Meeting of Stockholders.......................  A-18
  SECTION 4.3 Access to Information; Confidentiality........  A-18
  SECTION 4.4 Reasonable Efforts............................  A-18
  SECTION 4.5 Public Announcements..........................  A-19
  SECTION 4.6 Acquisition Proposals.........................  A-19
  SECTION 4.7 Fiduciary Duties..............................  A-20
  SECTION 4.8 Filings; Other Action.........................  A-20
  SECTION 4.9 Indemnification...............................  A-21
  SECTION 4.10 Failure to Close.............................  A-21
  SECTION 4.11 Financing Commitments........................  A-21
ARTICLE 5 COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO
  MERGER....................................................  A-22
  SECTION 5.1 Conduct of Business by the Company............  A-22
  SECTION 5.2 Management of the Company and Subsidiaries....  A-24
  SECTION 5.3 Conduct of Business by Acquiror...............  A-24
  SECTION 5.4 Other Actions.................................  A-24
  SECTION 5.5 Notification..................................  A-24
ARTICLE 6 CONDITIONS PRECEDENT..............................  A-25
  SECTION 6.1 Conditions to Each Party's Obligation To
          Effect the Merger.................................  A-25
  SECTION 6.1.1 Stockholder Approval........................  A-25
  SECTION 6.1.2 Governmental and Regulatory Consents........  A-25
  SECTION 6.1.3 HSR Act.....................................  A-25
  SECTION 6.1.4 No Proceedings..............................  A-25
  SECTION 6.1.5 Financing...................................  A-25
  SECTION 6.2 Conditions to Obligations of Acquiror.........  A-25
  SECTION 6.2.1 Representations and Warranties..............  A-25
  SECTION 6.2.2 Performance of Obligations of the Company...  A-25
  SECTION 6.2.3 Third Party Approvals.......................  A-25
  SECTION 6.2.4 No Material Adverse Effect..................  A-25
  SECTION 6.3 Conditions to Obligation of the Company.......  A-26
  SECTION 6.3.1 Representations and Warranties..............  A-26

  SECTION 6.3.2 Performance of Obligations of Acquiror......  A-26
ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER.................  A-26
  SECTION 7.1 Termination...................................  A-26
  SECTION 7.2 Effect of Termination.........................  A-28
  SECTION 7.3 Amendment.....................................  A-29
  SECTION 7.4 Extension; Waiver.............................  A-29
  SECTION 7.5 Procedure for Termination, Amendment,
          Extension or Waiver...............................  A-29
ARTICLE 8 SURVIVAL OF PROVISIONS............................  A-29
  SECTION 8.1 Survival......................................  A-29
ARTICLE 9 NOTICES...........................................  A-30
  SECTION 9.1 Notices.......................................  A-30
ARTICLE 10 MISCELLANEOUS....................................  A-31
  SECTION 10.1 Entire Agreement.............................  A-31
  SECTION 10.2 Expenses.....................................  A-31
  SECTION 10.3 Counterparts.................................  A-31
  SECTION 10.4 No Third Party Beneficiary...................  A-31
  SECTION 10.5 Governing Law................................  A-31
  SECTION 10.6 Assignment; Binding Effect...................  A-32
  SECTION 10.7 Disclosure Schedule..........................  A-32
  SECTION 10.8 Enforcement of this Agreement................  A-32
  SECTION 10.9 Headings, Gender, etc. ......................  A-32

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of March 11, 1998 by and between MHD Acquisition Corp., a Delaware corporation ("Acquiror"), and Portec, Inc., a Delaware corporation (the "Company").

                                    PREAMBLE

     WHEREAS, the respective Boards of Directors of Acquiror and the Company have determined that the Merger (as defined in Section 1.1) is in the best interests of their respective stockholders and have approved the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Acquiror and the Company desire to make certain representations, warranties, covenants and agreements in connection with such Merger; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Acquiror shall be merged with and into the Company (the "Merger"), in accordance with the Delaware General Corporation Law (the "Delaware Code"), and the separate corporate existence of Acquiror shall cease and the Company shall continue as the surviving corporation under the laws of the State of Delaware (as such, the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Delaware Code. The Merger shall have the effects set forth in the Delaware Code.

     SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the first business day following the date on which the last of the conditions set forth in Section 6.1 shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Schiff Hardin & Waite, 7200 Sears Tower, 233 Wacker Drive, Chicago, Illinois 60606, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing (or on such other date as Acquiror and the Company may agree) a certificate of merger or other appropriate documents, mutually satisfactory in form and substance to Acquiror and the Company and executed in accordance with the relevant provisions of the Delaware Code, and make all other filings or recordings required under the Delaware Code in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger (the "Effective Time").

     SECTION 1.4 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable law.

     SECTION 1.5 By-Laws. The By-Laws of Acquiror, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the By-Laws or the Certificate of Incorporation of the Surviving Corporation.

     SECTION 1.6 Directors. The directors of Acquiror at the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 1.7 Officers. The officers of Acquiror at the Effective Time shall be the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

     SECTION 1.8 Effect of Merger on Acquiror Capital Stock. Each share of capital stock of Acquiror issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     SECTION 1.9 Conversion of Common Shares.

          SECTION 1.9.1 Outstanding Common Shares. Subject to the other provisions of this Section 1.9, each share of common stock, $1.00 par value, of the Company (the "Common Shares") issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares by the Company and Dissenting Shares (as defined in Section 1.12)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $16.00 in cash, without interest (the "Merger Consideration").

          SECTION 1.9.2 Treasury Shares. Each Common Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be cancelled and retired and cease to exist, without any conversion thereof.

     SECTION 1.10 Exchange of Certificates and Related Matters.

          SECTION 1.10.1 Paying Agent. At the Effective Time, Acquiror shall cause the Surviving Corporation to deposit with a paying agent appointed by the Company and reasonably acceptable to Acquiror (the "Paying Agent"), for the benefit of the holders of Common Shares, cash in an aggregate amount equal to the aggregate Merger Consideration (such amount being sometimes hereinafter referred to as the "Payment Fund").

          SECTION 1.10.2 Exchange Procedures. Upon surrender to the Paying Agent for cancellation of a certificate which immediately prior to the Effective Time represented Common Shares, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate") and acceptance thereof by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the number of Common Shares previously represented by such Certificate shall have been converted pursuant to Section 1.9.1. The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing Common Shares surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of any Certificate representing Common Shares and if any such Certificate is presented to the Company for transfer, it shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.10.2, each Certificate representing Common Shares (other than a Certificate representing Common Shares to be cancelled in accordance with Section 1.9.2), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon.

          SECTION 1.10.3 Letter of Transmittal. \Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares which have been converted pursuant to Section 1.9, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of Certificates representing Common Shares to the Paying Agent and shall be in such form and have such provisions as the Surviving Corporation reasonably may specify) and instructions for use in surrendering such Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 1.9. The Surviving Corporation also shall require the Paying Agent to have such letter of transmittal and instructions available at its offices immediately after the Effective Date in order to accommodate record holders of Certificates desiring to receive the Merger Consideration at the earliest possible date.

          SECTION 1.10.4 No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of Certificates representing Common Shares in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Common Shares theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

          SECTION 1.10.5 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the Certificates representing Common Shares for 120 days after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Common Shares who have not theretofore complied with this Article I shall thereafter look only to Acquiror and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration with respect to their Common Shares.

          SECTION 1.10.6 No Liability. None of Acquiror, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Common Shares shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.4)), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

     SECTION 1.11 Stock Options. Immediately prior to the Effective Time, each outstanding option to purchase Common Shares (each, a "Stock Option") granted under the 1988 Portec, Inc. Employees' Stock Benefit Plan (the "Plan") or pursuant to any other stock option plan or agreement entered into by the Company with any employee or director of the Company or any Subsidiary (as defined in Section 2.3) thereof, whether or not then vested or exercisable, shall become vested, exercisable and cancelled, and each holder of a Stock Option shall be entitled to receive as soon as practicable thereafter from the Company in consideration for the cancellation of such Stock Option an amount in cash (less applicable withholding taxes) equal to the product of (i) the number of Common Shares previously subject to such Stock Option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per Common Share previously subject to such Stock Option.

     SECTION 1.12 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, the Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Common Shares in accordance with Section 262 of the Delaware Code and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights shall not be converted into or represent the right to receive the Merger Consideration ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such Common Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Common Shares held by them under such

Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 1.10.2, of the Certificate or Certificates that formerly evidenced such Common Shares. The Company shall give Acquiror prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware law and received by the Company, and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquiror, make any payment with respect to any demands for appraisal, or settle or offer to settle, any such demands.

     SECTION 1.13 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Company or Acquiror, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquiror, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such corporations, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Acquiror, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company (the "Disclosure Schedule") as follows:

     SECTION 2.1 Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means with respect to the Company a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of the Company and its Subsidiaries (as defined in Section 2.3) taken as a whole. The Company has delivered to Acquiror complete and correct copies of its Certificate of Incorporation and By-Laws, as amended to the date of this Agreement.

     SECTION 2.2 Capital Structure. The authorized capital stock of the Company consists of 10,000,000 Common Shares and 1,000,000 shares of preferred stock, without par value. At the close of business on March 10, 1998, (i) 4,449,601 Common Shares were issued and outstanding; (ii) no Common Shares were held as treasury stock; (iii) 719,657 Common Shares were reserved for issuance upon the exercise of Stock Options; and (iv) no shares of preferred stock were issued or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding. Section 2.2 of the Disclosure Schedule sets forth the following information with respect to each Stock Option outstanding on the date hereof, (a) the name of the recipient, (b) the number of Common Shares subject to such Stock Option, and (c) the applicable exercise price for each Stock Option. Except as set forth above or in Section 2.2 of the Disclosure Schedule, the Company does not have any outstanding option, warrant, subscription or other right, agreement or commitment which either obligates the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of capital stock of the Company, or which restricts the transfer of Common Shares.

     SECTION 2.3 Subsidiaries. (i) Section 2.3(i) of the Disclosure Schedule sets forth the name of each Subsidiary (as defined below) of the Company and the state or jurisdiction of its incorporation. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, "Subsidiary" means any corporation, partnership, joint venture or other legal entity and of which the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote with respect to matters to be voted on in such corporation, partnership, joint venture or other legal entity. Except as disclosed in the Filed SEC Documents (as herein defined), the Company and its Subsidiaries are not subject to any material joint venture, joint operating or similar arrangement or any material shareholders agreement relating thereto.

     (ii) Section 2.3(ii) of the Disclosure Schedule sets forth, as to each Subsidiary, its authorized capital stock and the number of its issued and outstanding shares of capital stock. The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Subsidiaries, and no capital stock of any Subsidiary is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it or by another wholly-owned Subsidiary thereof free and clear of all liens, claims, encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

     SECTION 2.4 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its stockholders as set forth in Section 4.2. The Board of Directors of the Company has determined that the Merger is advisable and fair to and in the best interests of the stockholders of the Company and has approved (and has resolved to recommend to stockholders for approval) the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement has been duly executed and delivered by Acquiror, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.4 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with or violate any of the provisions of the Certificate of Incorporation or By-Laws of the Company,
(ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any loan agreement, note, indenture or other agreement, permit, concession, franchise, lease, contract, license or similar instrument, obligation or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets is bound or affected, or
(iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses (ii) and (iii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, nor materially and adversely affect the Company's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory body, court, agency, commission, division, department, public body or other authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger, (ii) the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of the Company of the Merger (the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.4 of the Disclosure Schedule.

     SECTION 2.5 SEC Documents. The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring adjustments).

     SECTION 2.6 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed prior to the date hereof (the "Filed SEC Documents") or in Section 2.6 of the Disclosure Schedule or as otherwise contemplated or permitted by this Agreement, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its Subsidiaries have conducted their business only in the ordinary course (which conduct has not had a Material Adverse Effect), and except as otherwise expressly permitted by this Agreement, there has not been (i) any event, effect or change which has had or which would reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than regular quarterly cash dividends of $.08 per Common Share in accordance with usual record and payment dates and in accordance with the Company's present dividend policy), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (a) any granting by the Company or any of its Subsidiaries to any director, officer or other employee of the Company or any of its Subsidiaries of any increase in compensation, except in the case of employees in the ordinary course of business consistent with prior practice, or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (b) any granting by the Company or any of its Subsidiaries to any such director, officer or other employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (c) any entry by the Company or any of its Subsidiaries into any employment, severance, change of control, termination or similar agreement with any officer, director or other employee, (v) any change in the method of accounting or policy used by the Company or any of its Subsidiaries, except as disclosed in the financial statements included in the Filed SEC Documents, (vi) any loss or material interference with the Company's business or assets from fire, accident, flood or other casualty (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect; or (viii) any material increase in indebtedness.

     SECTION 2.7 Absence of Undisclosed Liabilities. Except as disclosed in the Filed SEC Documents or in Section 2.7 of the Disclosure Schedule or which were incurred after December 31, 1997 in the ordinary course of business (which has not had a Material Adverse Effect), or in connection with the transactions contemplated by this Agreement, the Company and its Subsidiaries (i) do not have any material liabilities or obligations (whether direct or indirect, contingent or otherwise) and (ii) have not entered into any material oral or written agreement or other transaction which has had or would reasonably be expected to have a Material Adverse Effect.

     SECTION 2.8 Benefit Plans. Schedule 2.8 sets forth a complete and correct list of all Benefit Plans (as defined below). Except as disclosed in Section 2.8 of the Disclosure Schedule:

          (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, stock incentives, compensation, deferred compensation, severance, employment, consulting, vacation, bonus, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or any person or entity that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") for the benefit of any present or former officers, employees, agents, directors or independent contractors (or their beneficiaries) of the Company or its Commonly Controlled Entities or with respect to which the Company or its Commonly Controlled Entities may have any liability (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements. Complete and correct copies of all current and prior documents, including all amendments thereto, with respect to each Benefit Plan have been delivered to Acquiror.

          (ii) None of the Company or any Commonly Controlled Entity has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof. The aggregate present value of all benefits, including the maximum value of all subsidized benefits pursuant to each Benefit Plan covered by Title IV or ERISA, determined on an ongoing basis and on the basis of projected compensation for active participants, and earnings, mortality and other actuarial assumptions set forth in the most recent actuarial report for the Benefit Plan does not exceed the current fair market value of the Benefit Plan's assets. All contributions and other amounts payable as of the Effective Time by the Company or its Subsidiaries with respect to each Benefit Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company or its Subsidiaries.

          (iii) No Commonly Controlled Entity is required to contribute to, or has or could have any liability with respect to, any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or could result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

          (iv) No matter is pending or, to the knowledge of the Company threatened, relating to any Benefit Plan before any court or governmental agency.

          (v) Neither the Company nor a Commonly Controlled Entity, nor any of their respective employees or directors, nor any fiduciary, has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by the Company is contemplated herein, in violation of Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(i) of the Code) for which no exemption exists under
     Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

          (vi) The Benefit Plans and their related trusts intended to qualify under Sections 401 and 501(a) of the Code, respectively, received favorable determination letters from the Internal Revenue Service and the Company believes such Plans and their related trusts continue to qualify and operate as designed. Any voluntary employee benefit association which provides benefits to current or former employees of the Company and its Subsidiaries, or their beneficiaries received a favorable determination letter from the Internal Revenue Service and the Company believes such associations continue to qualify and operate as designed. Each Benefit Plan which is intended to meet the requirements of Section 125 of the Code meets those requirements and each program of benefits for which employee contributions are provided pursuant to elections under any such Benefit Plan meets the requirements of the Code applicable thereto.

          (vii) Neither the Company nor any of its Subsidiaries has any liability (contingent or otherwise) under Section 4069, Section 4212(c) or
     Section 4062(c) of ERISA.

          (viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, as a result of such transactions or any event occurring thereafter (i) result in any payment becoming due to any employee (current, former or retired) director or consultant of the Company or its Subsidiaries, or to a trustee under any "rabbi trust" or similar arrangement, (ii) increase any benefits under any Benefit Plan or (iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits. Neither the Company nor any Subsidiary has made any payments or provided any compensation or benefits nor are they or any successor under any agreement, arrangement or Benefit Plan obligated to make any payments or provide any compensation or benefits, the deductibility of which may be limited by
     Section 280G or 162(m) of the Code. Neither the Company nor any Commonly Controlled Entity or any officer or employee thereof has made any promises, commitments or representations, whether legally binding or not, to create any additional benefit plan, agreement or arrangement, or modify or change any existing Benefit Plan. No event, condition or circumstance exists that would prevent the amendment or termination of any Benefit Plan.

     SECTION 2.9 Taxes. Except as disclosed in Section 2.9 of the Disclosure
Schedule:

          (i) Each of the Company and its Subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by the Company and each of its Subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on the Subsidiaries' behalf) all taxes shown as due on such returns and all taxed required to be paid. The most recent financial statements contained in the SEC Documents reflect an adequate reserve for all taxes payable by the Company and the Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, and, except as set forth on Section 2.9 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or the any of its Subsidiaries has expired, through such taxable years as are set forth in Section 2.9 of the Disclosure Schedule.

          (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, franchise, sales, excise, employment, payroll, withholding and other taxes, tariffs or governmental charges of any nature whatsoever and any interest, penalties, additional amounts and additions to taxes relating thereto.

          (iv) Neither the Company nor any of its Subsidiaries has made any election, filed any consent or entered into any agreement with respect to taxes that is not reflected on the federal income tax returns of the Company and its Subsidiaries for the three years ended December 31, 1996 (copies of which returns have been made available to Acquiror for review prior to the date of this Agreement) and that would reasonably be expected to be material to the Company and the Subsidiaries taken as a whole.

     SECTION 2.10 Compliance with Applicable Laws. Except as disclosed in
Section 2.10 of the Disclosure Schedule:

          (i) The business of the Company and each of the Subsidiaries is being, and has been since December 31, 1995, conducted in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, ordinances, rules and regulations, decrees, judgments and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws. The assets, properties, facilities and operations of the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws relating to public and worker health and safety.

          (ii) The Company, and each of the Subsidiaries, has all licenses, permits, authorizations, franchises, and rights ("Licenses") which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted. The business of the Company and each of the Subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

     SECTION 2.11 Opinion of Financial Advisor. The Company has received the written opinion of Wasserstein Perella & Co., dated the date of the Board's approval of this Agreement, to the effect that, as of such date, the Merger Consideration to be received in the Merger is fair to the Company's stockholders from a financial point of view.

     SECTION 2.12 Brokers. Except for Wasserstein Perella & Co., whose fees will be paid by the Company pursuant to its amended agreement with the Company (a copy of which has been or will be furnished to Acquiror), all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Acquiror, and no person or entity is entitled to a finder's fee, brokerage commission, or similar payment in connection with the Merger.

     SECTION 2.13 Environmental. Except as set forth in Section 2.13 of the Disclosure Schedule:

          (i) The operations and properties of the Company and the Subsidiaries
     (a) are in compliance in all material respects with all applicable Environmental Laws (as defined) and (b) have not generated, used, stored, transported, manufactured, released or disposed of any Hazardous Materials (as defined) on or off the Company's premises in material violation of Environmental Laws. No material expenditure will be required to comply with Environmental Laws in connection with the operation or continued operation of the business of the Company and the Subsidiaries after the Effective Date in a manner consistent with the current operation thereof by the Company and the Subsidiaries. To the knowledge of the Company and the Subsidiaries, no material expenditure will be required to remediate, clean up, abate or remove any Hazardous Materials on any of any real property owned, operated or leased by the Company or the Subsidiaries.

          (ii) There are no actions, complaints, citations, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law or Environmental Permit (as defined below);

          (iii) The Company has provided or will provide Acquiror with copies of all environmental audits, assessments, studies, reports, analyses, investigation results or similar environmentally-related documents of any real property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries that are in the possession, custody or control of the Company or its subsidiaries.

          (iv) The Company has provided or will provide Acquiror with copies of all requests for information (and responses thereto), notices of violation, complaints, claims or other documents or correspondence related to or referring to any actual or alleged violations of Environmental Laws, including but not limited to the Federal Comprehensive Environmental, Response, Cleanup and Liability Act ("CERCLA") and similar state laws, at
     (a) any real property currently or formerly owned, operated or leased by the Company or any Subsidiaries, including but not limited to facilities located in Pittsburgh, Pennsylvania, Novi, Michigan and Troy, New York, or
     (b) at CERCLA or similar state sites at which the Company or any Subsidiaries are named as potentially responsible parties, or for which the Company or any Subsidiaries have received a CERCLA sec. 122(c), sec. 104(e) or similar notice or request for information.

          (v) The Company and Subsidiaries possess, and have maintained in full force and effect, all Environmental Permits required for the operation of their respective businesses, and are in compliance with the provisions of all such Environmental Permits. No modification, revocation, reissuance, alteration, transfer or amendment of any material Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (vi) The Company and the Subsidiaries have not contractually created or assumed any liabilities or obligations or indemnifications under any Environmental Laws at or related to any real property currently or formerly owned, operated or leased by the Company or any Subsidiaries.

          (vii) As used in this Section 2.13, each of the following terms shall have the following meanings: (a) "Environmental Law" means any applicable federal, state, local, or foreign law, statute, code, ordinance, rule, regulation or other requirement (including common law) relating to the environment (including air, soil, surface water, groundwater, drinking water, plant life and animal life), or public or employee health and safety; (b) "Environmental Permit" means any permit, consent, approval, authorization, license, variance, registration, identification number or permission required under or issued pursuant to any applicable Environmental Law or order, writ, injunction or decree; and (c) "Hazardous Materials" means any hazardous, toxic or dangerous substances, materials and wastes, including but not limited to naturally occurring or man-made petroleum or other hydrocarbons, flammable explosives, asbestos containing materials, urea formaldehyde insulation, radioactive materials, radioactive wastes, by-products and/or ores, polychlorinated biphenyls, pesticides, herbicides and any other pollutants or contaminants (including materials with hazardous constituents), sewage, sludge, industrial and/or mining slag, tailings, solvent and/or any other similar substance, material, or waste and including any other substances, materials or wastes regulated under Environmental Law.

     SECTION 2.14 Litigation. Except as set forth in the Filed SEC Documents or in Section 2.14 of the Disclosure Schedule: (i) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Pension Plan or Welfare Plan ("Company Plan") or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (iii) there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge or the Company, threatened against the Company or any of its Subsidiaries, any of its or their properties, assets or business, any Company Plan or, to the knowledge of the Company, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

     SECTION 2.15 Labor Relations. Except as set forth in Section 2.15 of the Disclosure Schedule:

          (i) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and there are no known organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit.

          (ii) There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the knowledge of the Company, threatened between the Company or any

     Subsidiary and any of their respective employees, and neither the Company nor any Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three years.

     SECTION 2.16 Contracts. Except as set forth in the Filed SEC Documents or as set forth in Section 2.16 of the Disclosure Schedule, there are no agreements, contracts or other instruments to which the Company is a party or by which the Company or any of its Subsidiaries or any of their assets is bound or affected that are material to the business, financial condition or results of operations of the Company or its Subsidiaries taken as a whole ("Company Agreements"). Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or default under any Company Agreements which are currently in effect, except for such breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Filed SEC Documents or as set forth in Section 2.16 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the Company or any such Subsidiary is entitled to conduct all or any material portion of the business of the Company or its Subsidiaries.

     SECTION 2.17 Intellectual Property. Except as set forth in Section 2.17 of the Disclosure Schedule:

          (i) the Company and each Subsidiary has exclusive ownership of and title to each issued patent, pending patent application, registered trademark, registered trade name, registered service mark and registered copyright owned or used in the business of the Company and its Subsidiaries taken as a whole (collectively, the "Registered Intellectual Property"), and to the knowledge of the Company, the Company and each Subsidiary has ownership of and rights to use each material patent application, unregistered trademark application, unregistered trade name, unregistered service mark, unregistered copyright and other trade secret or other proprietary intellectual property (the "Other Intellectual Property" and collectively with the Registered Intellectual Property, the "Intellectual Property") owned or used in the business of the Company and its Subsidiaries taken as a whole.

          (ii) To the Company's knowledge, the use by the Company and each Subsidiary of such Intellectual Property does not infringe upon the rights of any other person, and no other person is infringing upon the rights of the Company or any Subsidiary in any such Intellectual Property, except for any such infringements, that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 2.18 Real Estate. The Company and its Subsidiaries do not own any real estate other than the premises identified in the Filed SEC Documents or as set forth in Section 2.18 of the Disclosure Schedule as being so owned. The Company and its Subsidiaries do not lease any real estate other than the premises identified in the Filed SEC Documents or as set forth in Section 2.18 of the Disclosure Schedule as being so leased.

     SECTION 2.19 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote at the Stockholders Meeting (as defined in Section 4.2) is the only vote of the holders of any class of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror represents and warrants to the Company as follows:

     SECTION 3.1 Organization, Standing and Corporate Power. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement.

     SECTION 3.2 Authority; Noncontravention. Acquiror has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by and, assuming this Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of Acquiror, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with or violate any of the provisions of the Certificate of Incorporation or By-Laws of Acquiror, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Acquiror or any of its subsidiaries is a party or by which Acquiror or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, subject, in the case of clauses
(ii) and (iii), to those conflicts, breaches, defaults and similar matters, which, individually or in the aggregate, would not materially and adversely affect Acquiror's ability to consummate the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement by Acquiror or the consummation by

Acquiror of any of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filing of the certificate of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, and (iii) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.4 of the Disclosure Schedule.

     SECTION 3.3 Financing. Acquiror has delivered to the Company true and correct copies of letters from PNC Bank and PNC Equity Management Corp (collectively, the "Lenders"), stating Lenders' interest in providing the debt financing ("Financing") which, together with equity to be obtained by Acquiror will be in an amount necessary to pay the Merger Consideration and consummate the transactions contemplated hereby, subject to the negotiation, preparation and execution of binding financing commitments with respect to the Financing ("Financing Commitments"), and to the fulfillment of the conditions precedent to be contained in the Financing Commitments.

     SECTION 3.4 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Acquiror directly with the Company, without the intervention of any person on behalf of Acquiror in such manner as to give rise to any valid claim by any person against Acquiror, the Company or any Subsidiary for a finder's fee, brokerage commission, or similar payment.

                                   ARTICLE 4

                             ADDITIONAL AGREEMENTS

     SECTION 4.1 Preparation of Proxy Statement.

          SECTION 4.1.1 Proxy Statement. As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable. Notwithstanding anything in this Agreement to the contrary, the Company reserves the right to use an Information Statement in lieu of the Proxy Statement if it determines to obtain the approval of this Agreement and the Merger by means of a written consent procedure in lieu of a vote at the Stockholders Meeting (as defined in Section 4.2).

          SECTION 4.1.2 Company Information. The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respect with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 4.1.3 Acquiror Information. Acquiror agrees that none of the information supplied or to be supplied by Acquiror specifically for inclusion in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 4.2 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of this Agreement and the Merger. Subject to Section 4.7 hereof, the Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 7.1(vi), its obligations pursuant to the first sentence of this Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.6) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. The Company will use its reasonable efforts to hold the Stockholders Meeting as soon as practicable after the date hereof. Notwithstanding anything in this Agreement to the contrary, the Company reserves the right to obtain the approval of this Agreement and the Merger by means of a written consent procedure in lieu of a vote at the Stockholders Meeting.

     SECTION 4.3 Access to Information; Confidentiality. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Acquiror and to the officers, employees, accountants, counsel, financial advisors, financing sources and other representatives of Acquiror reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records. During such period, the Company shall furnish promptly to, upon request, a copy of (i) each SEC Document filed by it during such period, and (ii) all correspondence or written communication with any Governmental Entity which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operations of the Company and its Subsidiaries taken as a whole. Except as required by law, Acquiror will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated August 18, 1997, between Acquiror and the Company (the "Confidentiality Agreement").

     SECTION 4.4 Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

     Notwithstanding any provision in this Agreement to the contrary, in connection with any filing or submission or other action required to be made or taken by either Acquiror or the Company to effect the Merger and to consummate the transactions contemplated hereby, neither Acquiror nor the Company shall, without the other's prior written consent, commit to any divestiture transaction, and neither Acquiror, the Company nor any of their affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company and its Subsidiaries or any material portions thereof.

     SECTION 4.5 Public Announcements. Acquiror and the Company will consult with each other before issuing, and shall provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement or the transactions contemplated hereby, except to the extent disclosure prior to such consultation, review and comment may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 4.6 Acquisition Proposals. The Company shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, an Acquisition Proposal or (iii) enter into any agreement with respect to an Acquisition Proposal; provided, however, that nothing contained in this Section 4.6 shall prohibit the Company or the Board of Directors of the Company from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity with respect to an unsolicited Acquisition Proposal if (but only if), (a) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of its outside financial advisor, that such Acquisition Proposal is or could reasonably be expected to lead to a Superior Proposal (as defined below); (b) the Board determines reasonably and in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure to take such action would cause the Board to violate its fiduciary duties to stockholders under applicable law and (c) the Company (x) provides at least two business days' notice to Acquiror to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement substantially similar to the Confidentiality Agreement, except that such confidentiality agreement need not prohibit such person or entity from making an unsolicited Acquisition Proposal directly and privately to the Board of Directors of the Company. In the event that the Company executes such a confidentiality agreement, the Confidentiality Agreement shall automatically be amended to provide Acquiror with the right to make an unsolicited Acquisition Proposal directly and privately to the Board of Directors of the Company. Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Acquiror orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal or any inquiry which could reasonably lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person or entity making any such Acquisition Proposal, provided that the Company shall have no obligation to disclose the identity of such person or entity if such disclosure would violate the terms of any agreement with such person or entity, or the Board of Directors, after consultation with and based upon the advice of outside counsel, concludes in good faith that such disclosure would violate its fiduciary duties. The Company agrees that it will fully enforce (including by way of obtaining an injunction), and not waive any provision of, any confidentiality agreement to which it is a party. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any significant Subsidiary or any purchase of all or any significant portion of the assets or capital stock of the Company or any significant Subsidiary or any other business combination (including without limitation the acquisition of an equity interest therein) involving the Company other than the transactions contemplated hereby; and "Superior Proposal" means an Acquisition Proposal which the Board believes in good faith, after due investigation (taking into account, among other things, the financing terms and the likelihood of consummation) and based upon the advice of its outside legal and financial advisors, is more favorable to the Company's stockholders from a financial point of view than the Merger.

     SECTION 4.7 Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) approve or recommend an Acquisition Proposal, unless the Company receives an unsolicited Acquisition Proposal in accordance with Section 4.6 and the Board of Directors of the Company determines in good faith, after due investigation and after consultation with and based upon the advice of outside counsel, that the failure of the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, or approve or recommend such Acquisition Proposal would cause the Board to violate its fiduciary duties to stockholders under applicable law. Nothing contained in this Section 4.7 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith judgment of the Board of Directors of the Company based on advice of outside counsel, is required under applicable law; provided that the Company does not withdraw or modify its position with respect to the Merger or approve or recommend an Acquisition Proposal, except under the circumstances described in the immediately preceding sentence and on two business days' notice to Acquiror to the effect that it is taking such action. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 4.7 shall not constitute a breach of this Agreement by the Company.

     SECTION 4.8 Filings; Other Action. As promptly as practicable after the date of this Agreement, (i) the Company and Acquiror shall make all filings and submissions under the HSR Act, and (ii) the Company and Acquiror shall cooperate in all reasonable respects with each other in (a) determining if other filings are required to be made prior to the Effective Time with, or if other material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (b) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations. In connection with the foregoing, the Company will provide Acquiror, and Acquiror will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Acquiror and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Acquiror and the Company agree to take such action as is reasonably necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions.

     SECTION 4.9 Indemnification. (i) From and after the Effective Time, the Surviving Corporation will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or such Subsidiary would have been permitted under applicable law and the Certificate of Incorporation or By-Laws of the Company or such Subsidiary in effect on the date hereof to indemnify such person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

     (ii) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in all material respects to the Indemnified Parties) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by the Company for such insurance.

     (iv) The provisions of this Section 4.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives, and shall be binding on all successors and assigns of the Surviving Corporation.

     SECTION 4.10 Failure to Close. If this Agreement is terminated for any reason pursuant to Article 7, the parties agree that for a period of two (2) years from the date of termination, Acquiror and its Subsidiaries will not solicit for employment any officer or employee of the Company or its Subsidiaries.

     SECTION 4.11 Financing Commitments. Promptly following the date of this Agreement, Acquiror will use its reasonable efforts to (i) negotiate, execute and deliver the Financing

Commitments with the Lenders or such other reputable financing sources reasonably acceptable to the Company, (ii) satisfy the covenants and the conditions included in the Financing Commitments and (iii) obtain the proceeds of the Financing.

                                   ARTICLE 5

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     SECTION 5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep in full force and effect their Licenses, keep available the services of their current key officers, employees and agents, and preserve the goodwill of regulators or those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of the Subsidiaries to, without the prior consent of
Acquiror:

          (i) adopt or propose any change to its Certificate of Incorporation or By-Laws;

          (ii) (a) declare, set aside or pay any dividends on, or make any other distributions with respect to, any of the Company's outstanding capital stock, other than regular quarterly cash dividends not in excess of $.08 per Common Share so long as the Common Shares remain outstanding, in accordance with usual record and payment dates and in accordance with the Company's present dividend policy (except that no dividends shall be declared, set aside or paid prior to July 31, 1998), (b) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (c) purchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests of the Company other than the Stock Options to be purchased as contemplated by Section 1.11 above and as may be necessary to fund matching contributions under the Company's 401(k) plan;

          (iii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Stock Options outstanding on the date of this Agreement;

          (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division or acquire any material assets or make any investment in any person or enter into any reorganization;

          (v) take any action that, if taken prior to the date of this Agreement, would have been required to be disclosed in Section 2.6 of the Disclosure Schedule or that would otherwise cause any of the representations and warranties contained in Article 2 not to be true and correct in all material respects at any time;

          (vi) sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to the Company and its Subsidiaries taken as a whole, except in the ordinary course of business;

          (vii) (a) except for the dollar amount required to cancel and cash out the Stock Options as contemplated by Section 1.11 above, incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned Subsidiary of the Company or enter into any agreement for indebtedness or (b) make any loans or advances to any other person, other than to the Company, or to any direct or indirect wholly-owned Subsidiary of the Company and other than routine advances in the ordinary course of business to employees or agents;

          (viii) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole;

          (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

          (x) except in the ordinary course of business, modify, amend or terminate, or waive, release or assign any material rights or claims under any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any Subsidiary is a party;

          (xi) authorize any of, or commit or agree to take any of the foregoing actions;

          (xii) make any capital expenditures other than as contemplated by the Company's annual budget;

          (xiii) (a) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any Benefit Plan, or increase in any manner, the compensation or fringe benefits, or otherwise extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of the Company or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries; (b) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment with any director or officer or other employee other than in the ordinary course of business consistent with past practice; or (c) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors;

          (xiv) make any changes in accounting methods, except as required by law, rule, regulation, the SEC or GAAP; or

          (xv) enter into any agreement or arrangement with any Affiliate (other than wholly owned Subsidiaries). As used in this Agreement, the term "Affiliate," shall mean, as to any person, any other person which directly or indirectly controls, or in under common control with, or is controlled by, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     SECTION 5.2 Management of the Company and Subsidiaries. The Company shall, from the date of this Agreement through the Effective Time, cause its management and that of the Subsidiaries to consult on a regular basis and in good faith with the employees and representatives of Acquiror concerning the management of the Company and its Subsidiaries' businesses.

     SECTION 5.3 Conduct of Business by Acquiror. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Acquiror shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business except where the failure to do so would not adversely affect Acquiror's ability to pay the Merger Consideration.

     SECTION 5.4 Other Actions. The Company and Acquiror shall not, and shall not permit any of their respective subsidiaries to, take or omit to take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect at any time or (ii) any of the conditions of the Merger set forth in Article 6 not being satisfied.

     SECTION 5.5 Notification. The Company shall give prompt notice to Acquiror and Acquiror shall give prompt notice to the Company of (i) the occurrence, or non-occurrence of any event whose occurrence or non-occurrence would reasonably be expected to cause (a) any representation or warranty contained in this Agreement which is qualified as to materiality or Material Adverse Effect to be untrue or inaccurate at any time from the date hereof to the Effective Time,
(b) any other representation or warranty made contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, or
(c) any condition set forth in Article 6 to be unsatisfied at any time from the date hereof to the Effective Time, and (ii) any failure of the Company, or Acquiror, as the case may be, to comply with or satisfy in any material respect any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the right of such party to terminate this Agreement.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          SECTION 6.1.1 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by an affirmative vote of the holders of the requisite number of shares present, in person or by proxy, and entitled to vote on the Merger at the Stockholders Meeting.

          SECTION 6.1.2 Governmental and Regulatory Consents. The Company and Acquiror shall have made all such filings, and obtained such authorizations, consents, or approvals required by any Governmental Entity to consummate the transactions contemplated hereby; provided, however that such authorizations, consents or approvals shall impose no conditions that could reasonably be expected to have a Material Adverse Effect.

          SECTION 6.1.3 HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

          SECTION 6.1.4 No Proceedings. No proceeding shall have been commenced and be continuing, seeking to restrain or enjoin the consummation of the Merger.

          SECTION 6.1.5 Financing. Acquiror shall have obtained the proceeds of the Financing contemplated by the Financing Commitments.

     SECTION 6.2 Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the Merger are further subject to the following conditions:

          SECTION 6.2.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and the Company shall have delivered to Acquiror a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.1.

          SECTION 6.2.2 Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have delivered to Acquiror a certificate dated as of the Closing Date signed by an executive officer to the effect set forth in this Section 6.2.2.

          SECTION 6.2.3 Third Party Approvals. All authorizations, consents and approvals of any third party required to be obtained by the Company which, if not obtained, would have a Material Adverse Effect, shall have been obtained and shall be in full force and effect.

          SECTION 6.2.4 No Material Adverse Effect. Since the date of this Agreement, no event, effect or change shall have occurred which has had or which would reasonably be expected to have a Material Adverse Effect, and the Acquiror shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

     SECTION 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          SECTION 6.3.1 Representations and Warranties. The representations and warranties of Acquiror contained in this Agreement shall be true and correct on the date hereof and (except to the extent specifically given as of an earlier date) on and as of the Closing Date as though made on the Closing Date, and Acquiror shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer and to the effect set forth in this Section 6.3.1.

          SECTION 6.3.2 Performance of Obligations of Acquiror. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Acquiror shall have delivered to the Company a certificate dated as of the Closing Date, signed by an executive officer and to the effect set forth in this Section 6.3.2.

                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the
Company:

          (i) by mutual written consent of Acquiror and the Company;

          (ii) by either Acquiror or the Company:

             (a) if, upon a vote at a duly held Stockholders Meeting, this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders Meeting;

             (b) if the Merger shall not have been consummated on or before July 31, 1998; provided, that either party may terminate this Agreement on or after such earlier date on which it can be reasonably determined that it will be impossible to consummate the Merger by July 31, 1998; and provided, further, that the party seeking to terminate this Agreement pursuant to this Section 7.1(ii)(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have caused or contributed to the failure to consummate the Merger by July 31, 1998;

             (c) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action, or there shall be enacted any law having the effect of, permanently enjoining, restraining or otherwise prohibiting, or making illegal the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided the party seeking to terminate this Agreement under this clause (c) shall have used reasonable efforts to remove or overturn such order, decree, ruling or other action; or

             (d) if, on or before April 10, 1998, Acquiror has not delivered to the Company executed Financing Commitments providing that the Financing is subject only to conditions substantially similar to the conditions set forth in Sections 6.1 and 6.2, and such other commercially reasonable conditions as may be required by the Lenders or such other reputable financing sources reasonably acceptable to the Company (which conditions shall be reasonably acceptable to the Company), and to definitive documentation;

          (iii) by the Company, upon a material breach of any representation or warranty of Acquiror or Acquiror fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Acquiror shall be or become untrue in any material respect, which breach or non-compliance is not curable or, if curable, is not cured by Acquiror within 30 days after written notice of such breach or non-compliance from the Company;

          (iv) by Acquiror, upon a material breach of any representation, or warranty of the Company or the Company fails to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of the Company shall be or become untrue in any material respect, which breach or non-compliance is not curable or, if curable, is not cured by the Company within 30 days after written notice of such breach or non-compliance from Acquiror;

          (v) by Acquiror, at any time before 5:00 p.m. Chicago time on April 10, 1998 if Acquiror shall determine in good faith that it is not satisfied with the results of its due diligence investigation of the Company; provided, however, that Acquiror must advise the Company orally and in writing of any such determination prior to terminating this Agreement pursuant to this Section 7.1(v);

          (vi) by the Company, if the Board determines to enter into and enters into a definitive agreement providing for a Superior Proposal which was obtained consistent with Section 4.6; provided, however, that the Company shall have no right to terminate this Agreement under this Section 7.1(vi) unless (a) the Company has provided Acquiror with written notice of the material terms of the Superior Proposal at least two business days prior to such termination, and (b) the Company simultaneously pays to Acquiror the Termination Penalty (as defined herein) required under Section 7.2(ii); or

          (vii) by Acquiror, if: (a) the Board shall have taken any action contemplated by Section 4.7, (b) a tender offer or exchange offer for 30% or more of the Common Shares of the Company is commenced, and the Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholder within the time period required by Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such period with respect to the acceptance of such tender offer or exchange offer by its stockholders constituting such a failure), (c) the Company shall have intentionally breached any of its covenants or agreements in
     Section 4.6, or (d) after April 10, 1998 there shall be pending any proceeding seeking material damages on account of the consummation of the Merger which Acquiror determines in good faith, after due investigation and consultation with counsel representing the Company in such proceeding, could reasonably be expected to result in the Company incurring a material amount of damages or expenses, after taking into account applicable insurance coverage; provided, however, Acquiror shall not then be in material breach of its obligations under this Agreement.

     SECTION 7.2 Effect of Termination. (i) In the event of termination of this Agreement by either the Company or Acquiror as provided in Section 7.1, except as provided below in Section 7.2(ii), (iii) or (iv), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Acquiror or the Company, other than the last sentence of Section 4.3 and Sections 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     (ii) In the event of termination of this Agreement by the Company pursuant to Section 7.1(vi) or by Acquiror pursuant to Section 7.1(vii)(a) or (b), the Company shall (a) pay Acquiror $2,500,000 in cash as liquidated damages and not as a penalty, immediately upon such termination, in same-day funds (the "Termination Payment"), by wire transfer to an account designated by Acquiror; provided however, that the Termination Payment shall be $2,000,000 if such termination occurs on or before April 10,1998; and (b) reimburse Acquiror for its out-of-pocket costs and expenses reasonably incurred and due to third parties in connection with this Agreement and the transactions contemplated thereby (including fees and disbursements of counsel, accountants, financial advisors and consultants, commitment fees, due diligence expenses, travel costs, filing fees and similar fees, all of which shall be conclusively established by vouchers or other statements therefor) (collectively, "Covered Expenses"), up to a maximum of $500,000, by wire transfer of same-day funds to an account designated by Acquiror, immediately following receipt and verification of the Covered Expenses set forth in such vouchers or other statements.

     (iii) The Company shall pay Acquiror the Termination Payment (less the amount, if any, of Covered Expenses paid under Section 7.2(iv) in excess of $500,000) if: (x) this Agreement is terminated pursuant to Section 7.1(ii)(a), and (y) the Company, within twelve (12) months from the date of this Agreement, enters into a written agreement to effect an Acquisition Proposal with, or an Acquisition Proposal is made by, a party other than Acquiror or any of its subsidiaries, and (z) in each such case the Acquisition Proposal is thereafter consummated within such twelve-month period. The Termination Payment contemplated by the prior sentence shall be paid in same-day funds by wire transfer to an account designated by Acquiror on the earlier of the consummation of such Acquisition Proposal or within sixty (60) days after a meeting at which the stockholders of the Company approve such Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Termination Payment, if payable, shall be paid only once and shall be Acquiror's sole and exclusive remedy hereunder for the termination of the Agreement under the circumstances in which the Termination Payment is paid (regardless of any breach of this Agreement), except for the reimbursement of Acquiror's Covered Expenses, and upon such delivery of the Termination Payment to Acquiror, no person shall have any further claim or rights against the Company under this Agreement with respect thereto; provided, however that this sentence shall not apply to and shall in no way restrict the right of Acquiror to assert a counterclaim in response to any action brought by the Company against Acquiror with respect to such events. The Company shall reimburse Acquiror for all costs incurred in connection with the collection of the Termination Payment and the Covered Expenses under this Agreement.

     (iv) In the event of (x) termination of this Agreement pursuant to Section 7.1(ii)(a), or (y) termination of this Agreement pursuant to Section 7.1(iv) based solely on the Company's intentional breach of a representation or warranty or intentional non-compliance of a covenant, the Company shall reimburse Acquiror for its Covered Expenses up to a maximum of $1,100,000, by wire transfer of same-day funds to an account designated by Acquiror, immediately following receipt and verification of the Covered Expenses set forth in Acquiror's vouchers or other statements. In the event of termination of this Agreement by Acquiror pursuant to Section 7.1 (vii)(d), the Company shall reimburse Acquiror for one-half of its Covered Expenses up to a maximum obligation of the Company of $350,000, by wire transfer of same-day funds to an account designated by Acquiror, immediately following receipt and verification of the Covered Expenses set forth in Acquiror's vouchers or other statements.

     SECTION 7.3 Amendment. Subject to the applicable provisions of the Delaware Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the amount of the Merger Consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to
Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Acquiror or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE 8

                             SURVIVAL OF PROVISIONS

     SECTION 8.1 Survival. The representations and warranties respectively made by the Company, Acquiror in this Agreement, or in any certificate, respectively, delivered by the Company, Acquiror pursuant to Section 6.2 or Section 6.3 hereof, will terminate upon the Closing and be of no further force or effect.

                                   ARTICLE 9

                                    NOTICES

     SECTION 9.1 Notices. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or, if transmitted by facsimile, or if delivered by courier, as follows:

     If to the Company, to:

           Portec, Inc.
           M. T. Yonker
           Chief Executive Officer and President
           100 Field Drive
           Lake Forest, Illinois 60045
           Telecopy: (847) 735-2828

     with a copy to:

           Schiff Hardin & Waite
           233 South Wacker Drive
           Suite 7300
           Chicago, Illinois 60606
           Attention: Robert J. Regan, Esq.
           Telecopy: (312) 258-5600

     If to Acquiror, to:

           c/o Code Hennessey & Simmons LLC
           10 South Wacker Drive
           Suite 3175
           Chicago, Illinois 60606
           Attention: Thomas J. Formolo
           Telecopy: (312) 876-3854

     with copies to:

           Altheimer & Gray
           10 South Wacker Drive
           Suite 4000
           Chicago, Illinois 60606
           Attention: Mark T. Kindelin, Esq.
           Telecopy: (312) 715-8400

All notices and other communications required or permitted under this agreement that are addressed as provided in this Section 9.1 will, whether sent by mail, facsimile, or courier, be deemed given upon the first Business Day after actual delivery to the addressed destination to which such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof. For purposes of this Section 9.1, "Business Day" shall mean a day other than Saturday, Sunday or any day on which the principal commercial banks located in Chicago, Illinois are authorized or obligated to close under the laws of Illinois.

                                   ARTICLE 10

                                 MISCELLANEOUS

     SECTION 10.1 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior communications, agreements, understandings, representations, and warranties whether oral or written between the parties hereto. There are no oral or written agreements, understandings, representations, or warranties between the parties hereto with respect to the subject hereof other than those set forth in this Agreement and the Confidentiality Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall control.

     SECTION 10.2 Expenses. Except as otherwise provided in this Agreement, the Company and Acquiror each will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby except that the expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement (or an Information Statement in lieu thereof) shall be borne equally by the Company and Acquiror. Notwithstanding anything in this Agreement to the contrary, the Company covenants and agrees that, assuming the Closing Date occurs on or before July 31, 1998, the fees and expenses of the Company incurred in connection with this Agreement and the Merger shall not exceed $1,100,000 in the aggregate, and all such fees and expenses shall have been accrued or paid as of the Effective Time.

     SECTION 10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 10.4 No Third Party Beneficiary. Except as otherwise specifically provided in Section 4.9, this Agreement is not intended and may not be construed to create any rights in any parties other than the Company and Acquiror and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     SECTION 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State.

     SECTION 10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, such consent not to be unreasonably withheld and any such assignment that is not consented to shall be null and void, except that Acquiror shall have the right to assign this Agreement to affiliate of J. Richard Industries, L.P. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     SECTION 10.7 Disclosure Schedule. The Company shall have the right to amend or supplement the Disclosure Schedule at any time prior to April 10, 1998, provided no such amendment or supplement shall be deemed to cure or otherwise alter or change any representation or warranty of the Company made as of the date hereof. If the amended or supplemented disclosure (if originally made at the closing in the certificate required by Section 6.2.1) would excuse Acquiror from performing its obligations under this Agreement or otherwise permit Acquiror to terminate this Agreement, Acquiror may then elect to terminate this Agreement. If Acquiror does not terminate this Agreement within five (5) days after receipt of such amended or supplemented disclosure, Acquiror will be deemed to have waived the right to terminate this Agreement on the basis of such amended or supplemented disclosure.

     SECTION 10.8 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

     SECTION 10.9 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (g) the term "or" is disjunctive but not necessarily exclusive.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company and Acquiror effective as of the date first written above.

                                          MHD ACQUISITION CORP.

                                          By:     /s/ THOMAS J. FORMOLO
                                             -----------------------------------
                                             Name: Thomas J. Formolo
                                             Its: Vice President

                                          PORTEC, INC.

                                          By:       /s/ M. T. YONKER
                                             -----------------------------------
                                             Name: M. T. Yonker
                                             Its: Chief Executive Officer and
                                              President

                                                                         ANNEX B

                           SECTION 262 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

SECTION 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
     Section 258,  Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the Stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective dates provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and into have became entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon to the pendency of the appraisal proceedings: and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value in determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) the Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividend or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the tine provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C

WASSERSTEIN PERELLA & CO. LETTERHEAD

                                 March 8, 1998

Board of Directors
Portec, Inc.
One Hundred Field Drive
Suite 120
Lake Forest, IL 60045

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $1.00 per share (the "Shares"), of Portec, Inc. (the "Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), among the Company, MHD Acquisition Corp., an affiliate of J Richard Industries, L.P. ("Parent"), and MHD Merger Corp. ("Sub"). The Merger Agreement provides for, among other things, a cash merger whereby Sub shall merge with and into the Company pursuant to which each outstanding Share will be converted into the right to receive $16.00 in cash (the "Merger"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement dated March 8, 1998, and for purposes hereof we have assumed that the final form of the Merger Agreement will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and future prospects.

     We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the materials handling industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

                                      LOGO

Board of Directors
March 8, 1998
Page 2

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us and we have assumed, with your consent, that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management, and we express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, and no such independent valuation or appraisal was provided to us. We have assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein, without material waiver or modification. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a major portion of which is contingent upon the consummation of the Merger. In addition, we have performed various investment banking services for the Company in the past and have received customary fees for rendering such services.

     In the ordinary course of our business, we may actively trade the debt and equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion addresses only the fairness from a financial point of view to the shareholders of the Company of the consideration to be received by such shareholders pursuant to the Merger, and we do not express any views on any other terms of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement or the relative merits of the Merger.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger, and except for inclusion in its entirety in a proxy statement relating to the Merger, may not be quoted, used or reproduced for any other purpose without our prior written consent. This opinion does not constitute a recommendation to any shareholder with respect to how such holder should vote with respect to the Merger and should not be relied upon by any shareholder as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the $16.00 per Share cash consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.


                                                           PORTEC, INC.
                               PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                                                                                 ]
                                                   For     Against   Abstain
1.  ADOPTION OF MERGER AGREEMENT AND TRANSACTIONS   /  /     /  /      /  /        2.  IN THEIR DISCRETION, THE PROXIES ARE
    CONTEMPLATED THEREBY:                                                              AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
                                                                                       AS MAY PROPERLY COME BEFORE THE MEETING OR
                                                                                       ANY ADJOURNMENT THEREOF.

Adoption of Agreement and Plan of Merger, dated as of March 11, 1998, by and between Portec, Inc. and MHD
Acquisition Corp. and the transactions contemplated thereby.

                                                                                          The shareholder hereby acknowledges
                                                                                          receipt of the Notice of the Special
                                                                                          Meeting and the Proxy Statement attached
                                                                                          thereto.

                                                                                          Dated
                                                                                                -----------------------, 1998.

                                                                                          Signature(s)
                                                                                                      -----------------------------


                                                                                          -----------------------------------------
                                                                                          Please sign your name(s) exactly as it
                                                                                          appears hereon.  If signing as attorney
                                                                                          or for estates, trusts or corporations,
                                                                                          title or capacity should be indicated.
                                                                                          PLEASE RETURN THIS PROXY PROMPTLY.


-----------------------------------------------------------------------------------------------------------------------------------
                                                     - FOLD AND DETACH HERE -

PROXY                                                                      PROXY
                                 PORTEC, INC.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, revoking all previous proxies, hereby appoints MICHAEL
T. YONKER and NANCY A. KINDL, and each of them, proxies, with power of substitution to each, to vote and act at the special meeting of stockholders of PORTEC, INC. (the "Company") to be held in the Corporate Dining Room (57th floor) of the First National Bank of Chicago, One First National Plaza, Chicago, Illinois, on Thursday, May 28, 1998 at 9:30 A.M. and at any adjournment thereof, on and with respect to the shares of common stock of the Company of the undersigned, or on and with respect to which the undersigned is entitled to vote or act.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side)


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